Exhibit 4.1

SUBORDINATED CONVERTIBLE DEBENTURE PURCHASE AGREEMENT

THIS SUBORDINATED CONVERTIBLE DEBENTURE PURCHASE AGREEMENT (together with the Disclosure Schedules hereto, this “Agreement”) is entered into as of the 13th day of June, 2007, by and among BAKERS FOOTWEAR GROUP, INC., a Missouri corporation (the “Company”), and each of the investors listed on Exhibit A attached to this Agreement (each an “Investor” and collectively, the “Investors”).

RECITAL:

WHEREAS, The Company and the Investors deem it advisable for the Investors to purchase and the Company to sell to the Investors the Debentures (as defined below), all upon the terms and subject to the conditions herein provided.

NOW, THEREFORE, in consideration of the mutual promises and other consideration hereinafter set forth, the adequacy and receipt of which hereby are acknowledged by the parties hereto, the parties agree as follows:

1.         DEFINITIONS.

In addition to the terms defined elsewhere in this Agreement, when used herein the following terms shall have the meanings set forth in this Section 1:

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any property of the Company or any Subsidiary before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 144.

“Business Day” means any day except Saturday, Sunday and any day that is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, $0.0001 par value per share, and any securities into which such common stock may hereafter be reclassified.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any Debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Company Counsel” means Bryan Cave LLP.

“Contingent Obligation” with respect to any Person, any obligation of such Person arising from any guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (ii) the obligation to make take or pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (iii) any obligation of such Person, whether or not contingent, (A) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligations or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include (i) any product warranties extended in the ordinary course of business, (ii) indemnities made to officers and directors of any such Person whether pursuant to the governing organizational documents of such Person or otherwise and (iii) any environmental indemnities. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

“Debt” as applied to a Person means, without duplication: (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date as of which Debt is to be determined, including Capital Lease Obligations; (ii) all Contingent Obligations of such Person; (iii) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person; and (iv) in the case of Company (without duplication), the Debentures. The Debt of a Person shall include any recourse Debt of any partnership or joint venture in which such Person is a general partner or joint venturer.

“Disclosure Schedules” means the Disclosure Schedules attached to this Agreement.

“Dollars” means U.S. dollars.

“Eligible Market” means any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market.

“Equity Interest” means (i) shares of corporate stock, partnership interests, membership interests and any other interest that confers on a Person the right to receive a share of the profits and losses of, or a distribution of the assets of, the issuing Person and (ii) all warrants, options or other rights to acquire any Equity Interest set forth in clause (i) of this defined term.

“Event of Default” has the meaning assigned to such term in the Debentures.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“GAAP” means U.S. generally accepted accounting principles as in effect from time to time applied on a consistent basis during the periods involved.

“Investor Percentage” means, with respect to any Investor as of any date, the percentage equal to a fraction the numerator of which shall be the outstanding principal balance of such Investor’s Debentures and the denominator of which shall be the aggregate outstanding principal balance of all Debentures.

“Lien” means (a) any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction, wherever created or charged, (b) with respect to any property, the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such property, and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan” means each advance made to the Company by a Investor on a Closing Date, which such advance shall be evidenced by a Debenture.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Statement” means one or more registration statements meeting the requirements of the Registration Rights Agreement and covering the resale of Underlying Shares by the Investors, or their assignees, who shall be named selling shareholders thereunder.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and the Investors, in the form of Exhibit C hereto.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Required Investors” means collectively one or more Investors that made one or more Loans in an initial principal amount representing greater than 50% of the aggregate initial principal amount of all Loans then outstanding and unpaid.

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable, in the future pursuant to the Transaction Documents that the Company is obligated to issue, whether contingently or otherwise, including, without limitation, any Underlying Shares issuable upon conversion in full of all Debentures.

“Restricted Payment” means, as to any Person, (a) any dividend or other distribution by such Person (whether in cash, securities or other property) with respect to any Equity Interests of such Person, (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest, (c) the acquisition for value by such Person of any Equity Interests issued by such Person or any other Person that controls such Person and (d) any payment by such Person to its officers or directors other than (i) in compliance with any existing Company cash bonus plans, bonus letters, directors fee arrangements, employment agreements, stock option plans, equity incentive plans, or any such future plans or arrangements approved by the Company’s Board of Directors, Compensation Committee or shareholders and (ii) salaries and bonuses approved by the Company’s Board of Directors or Compensation Committee in the ordinary course of business; provided, further, the following shall not constitute Restricted Payments: (x) stock dividends, distributions on any class of capital stock or its Equity Interests is payable in shares of Common Stock, stock splits and similar distributions by the Company or any Subsidiary and (y) cashless exercises (including by delivery of previously outstanding shares) or terminations of options or warrants or similar transactions.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” means the Debentures and the Underlying Shares issuable under the Debentures.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing 50% or more of the equity or

50% or more of the ordinary voting power is or, in the case of a partnership, 50% or more of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent. Unless otherwise expressly provided, “Subsidiary” shall mean a Subsidiary of the Company.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not traded on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not traded on any Trading Market and not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over the counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means Nasdaq Global Market or any Eligible Market on which the Common Stock is then listed or quoted.

“Transaction Documents” means this Agreement, the Debentures, the Registration Rights Agreement and any other documents or agreements executed or delivered in connection with the transactions contemplated hereunder.

“Underlying Shares” means the shares of Common Stock issuable upon conversion of the Debentures and in satisfaction of any other obligation of the Company to issue shares of Common Stock pursuant to the Transaction Documents.

2.	DESCRIPTION OF DEBENTURES; COMMITMENT.

2.1       Description of the Debentures. The Company has authorized the issue and sale of Subordinated Convertible Debentures, in an aggregate principal amount not to exceed $4,000,000 which debentures shall be convertible into shares of Common Stock, as set forth therein and be substantially in the form of Exhibit B hereto (such Subordinated Convertible Debentures are hereinafter referred to as the “Debentures”). The Debentures will be dated the date of issue and bear interest at the rate of 9.5% per annum, payable semi-annually, as provided therein. Principal of the Debentures shall be due and payable on June 30, 2012. On the Closing Date, the Company shall deliver to each Investor an executed copy of a Registration Rights Agreement in respect of the Debentures in substantially the form of Exhibit C hereto.

2.2       Purchase of Debentures. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, on the Closing Date (as defined below), the Company agrees to issue and sell to the Investors, and each of the Investors severally agrees to purchase from the Company, the Debentures in the respective principal amount set forth opposite such Investor’s name on Exhibit A hereto at a price of 100% of the principal amount thereof.

2.3       Closing Date. Delivery of the Debentures to be issued and purchased pursuant to this Agreement shall be at the offices of Thompson Coburn LLP, One US Bank Plaza, Suite 3400, St. Louis, Missouri, against payment to the Company of the purchase price therefor by wire transfer of immediately available funds (the “Closing”), at 10:00 A.M., St. Louis time, on June 25, 2007 or such earlier or later date as shall be mutually agreed upon by the Company and Investors (the “Closing Date”).

2.4       Future Closings. To the extent the Company issues less than the maximum $4,000,000 in face amount of the Debentures at the Closing, the Company may, in its discretion, issue additional Debentures to accredited investors until the face amount of all Debentures issued under this Agreement equals $4,000,000, provided that (a) such accredited investors shall execute and deliver to the Company and each other Investor original counterparts of this Agreement (agreeing to be bound hereby as an Investor) and the Registration Rights Agreement (agreeing to be bound thereby as a “Securityholder”), (b) the consideration for each Debenture shall be cash in an amount at least equal to 100% of the face amount of such Debenture, and (c) such accredited investors shall receive Debentures having terms identical to those issued at the Closing, but dated as of the respective dates of purchase by such accredited investors, with any interest to begin to accrue on such later dated Debentures after such closing(s).

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

In order to induce each Investor to enter into this Agreement and to purchase the Debentures, the Company hereby represents and warrants to each Investor that:

3.1       Subsidiaries. The Company does not directly or indirectly control or own any Equity Interest in any Subsidiary.

3.2       Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation of any of the provisions of its articles of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in (i) an adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material and adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).

3.3       Authorization; Enforcement.      The Company has the requisite power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. Except as set forth on Schedule

3.3, the execution and delivery by the Company of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated thereunder have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company or its Board of Directors or shareholders. Each of the Transaction Documents to which the Company is a party has been (or upon delivery will be) duly executed by the Company and when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company, to the extent a party thereto, enforceable against the Company, in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application.

3.4       No Conflicts.  Except as set forth on Schedule 3.4, the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s articles of incorporation or bylaws, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, contract, credit facility, Debt or other instrument (evidencing Debt of the Company or a Subsidiary or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations) and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Except as set forth on Schedule 3.4, payments of cash on account of principal of or interest under the Debentures, upon any Event of Default under the Debentures will not require the consent of, any payment to, or the springing of any Lien in favor of any lender to or creditor of the Company (under a credit facility, loan agreement or otherwise) and will not result in a default under any such credit facilities, loans or other agreements.

3.5       Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by it of any Transaction Document to which it is a party, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) the application(s) to the Trading Market on which the Common Stock is listed for trading for the listing of the Underlying Shares for trading thereon in the time and manner required thereby which have been made and obtained prior to the applicable Closing Date, and (iii) the requirements, disclosed in Schedule 3.5, if any.

3.6       Issuance of the Securities. Except as set forth on Schedule 3.6, each of the Securities have been duly authorized and, when issued and paid for in accordance with the Transaction Documents or otherwise, have been or, when issued, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock issuable upon conversion of the Debentures, which number of reserved shares is not less than the Required Minimum calculated as of the date hereof and not more than the currently authorized capital stock of the Company.

3.7       Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company’s various option and incentive plans and all warrants, debentures and Common Stock Equivalents (on a pro forma basis immediately prior to giving effect to the transactions contemplated by the Transaction Documents), is set forth in Schedule 3.7. Except as set forth on Schedule 3.7, no securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities and except as set forth on Schedule 3.7, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or any contract, commitment, understanding or arrangement by which the Company is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issue and sale of the Securities will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

3.8       SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the “SEC Reports” and, together with this Agreement and the Schedules hereto, the “Disclosure Materials”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. Except as set forth in Schedule 3.8, as of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth in Schedule 3.8, the financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Except as set forth in Schedule 3.8, such financial statements have been prepared in accordance GAAP, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments and the absence of footnotes. Without limiting the generality of the foregoing, the financial statements included in the SEC Reports, including (without limitation) the accounting for real property leases and inventory reflected in such financial statements, comply in all material respects with the GAAP and the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder. Except as set forth on Schedule 3.8, all material agreements to which the Company is a party or to which the property or assets of the Company or is subject are included as part of or specifically identified in the SEC Reports.

3.9       Material Changes. Except as set forth on Schedule 3.9, since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or not required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to and in accordance with existing Company stock option, equity incentive plans or similar plans. Except as noted in the Company’s SEC Reports, the Company does not have pending before the Commission any request for confidential treatment of information.

3.10     Litigation. Except as set forth in Schedule 3.10, there is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) except as otherwise set forth in the SEC Reports, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Neither the Company, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

3.11     Compliance. Except as set forth on Schedule 3.11, or as disclosed in the SEC Filings, the Company is not (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (other than defaults or violations that have been cured or waived), (ii) in violation of any order of any court, arbitrator or governmental body, or (iii) and has not been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case in clauses (i), (ii) or (iii) as could not, individually or in the aggregate, have or could not reasonably be expected to have in a Material Adverse Effect. The Company is in compliance with the applicable requirements of the Sarbanes-Oxley Act of 2002, and the rules and regulations thereunder promulgated by the Commission.

3.12     Internal Accounting Controls. Except as set forth in the SEC Reports, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-K or 10-Q, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's disclosure controls and procedures in accordance with Item 307 of Regulation S-K under the Exchange Act for the Company’s most recently ended fiscal quarter or fiscal year-end (such date, the “Evaluation Date”). The Company presented in its most recently filed Form 10-K or Form 10-Q the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 308(c) of Regulation S-K under the Exchange Act) or, to the Company's knowledge, in other factors that could significantly affect the Company's internal controls.

3.13     Intellectual Property. Except as set forth in the SEC Reports or on Schedule 3.13, the Company owns, or has the valid license or other rights to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights and copyrights used by the Company in its business (the “Intellectual Property Rights”), and all such Intellectual Property Rights are valid and in good standing and adequate and sufficient to permit the Company to conduct its business as conducted by it without conflict with or infringement upon any valid rights of others, except where such conflict or infringement would not have a Material Adverse Effect. Except as set forth in the SEC Reports or on Schedule 3.13, to the Company’s knowledge, all Intellectual Property Rights owned or used by the Company are free of any adverse claims, rights or encumbrances as to the Company’s rights thereto.

3.14     Environmental Matters. No Person (including, but not limited to, governmental agencies of any kind) has asserted any claim against the Company, and, to the Company’s knowledge, there is no basis for any such claim, relating to any violation, citation, claim or complaint relating to the business of the Company or its property arising under any law relating to the environment, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Superfund Amendments and Reauthorization Act, the Toxic Substances Control Act, the Safe Drinking Water Act, the Federal Water Pollution Control Act (Clean Water Act), the Clean Air Act and antipollution, waste control and disposal and environmental “clean-up” provisions of similar statutes of any federal, state or local governmental authorities, and all regulations and standards enacted pursuant thereto and all permits and authorizations issued in connection therewith, except to the extent any such claim as could not, individually or in the aggregate, have or could not reasonably be expected to have a Material Adverse Effect.

3.15     Tax Matters. The Company has prepared and duly filed all tax reports and returns required to be filed by it, including all federal, state, local and foreign tax returns and reports, and the Company has paid in full all taxes shown to be due on such returns or any assessment, deficiency notice, 30-day letter or similar notice received by it, except where such taxes are being protested in good faith by appropriate proceedings or where such reports and returns do not reflect that any tax is due and owing by the Company and except where the failure to file such reports and returns or pay such taxes would not have a Material Adverse Effect. All taxes which the Company has been required to collect or withhold have been duly collected or withheld and, to the extent required, have been paid to the proper taxing authority. Except as set forth on Schedule 3.15, the Company is not a party to any pending Action by any governmental authority for the assessment of any Tax, and no claim for assessment or collection of any Tax has been asserted against the Company that has not been paid, except to the extent such Actions or claims, if adversely determined to the Company, will not have a material adverse effect on the Company or the conduct of its business. Except as set forth on Schedule 3.15, to the best of the Company’s knowledge, there is no valid basis for any assessment, deficiency notice, 30-day letter or similar intention to assess any tax with respect to returns filed or required to be filed by the Company.

3.16     Insurance. The Company maintains policies of insurance from reputable insurers (including comprehensive general liability, personal and professional liability, comprehensive general casualty and extended coverage, products liability, automobile, fire and lightning and worker’s compensation) in amounts and limits deemed appropriate in light of the Company’s business activities, and the Company is not aware of any material gaps in coverage or any denial of coverage with respect to a material loss affecting the Company.

3.17     Labor Matters. The Company is in compliance in all material respects with federal, state, local and other applicable law respecting employment and employment practices, terms and conditions of employment and wages and hours. There is no labor strike, dispute, organizing effort, slow down, stoppage or other labor difficulty pending, or to Company’s knowledge threatened, against or affecting the Company which could reasonably be expected to have a material adverse effect on the Company or the conduct of its business. There are no pending or, to the Company’s knowledge, threatened claims against the Company by any present, former or prospective employee arising out of the denial or termination of employment or any matters relating to any workplace environment of the Company or the actions or omissions of other employees of the Company (other than claims for worker’s compensation benefits as a result of workplace injuries), except claims which, if adversely determined to Company, will not have a Material Adverse Effect.

3.18     No Broker. Except as set forth on Schedule 3.18, no Person has acted in the capacity of broker, advisor, investment banker or finder on behalf of the Company to bring about the negotiation or consummation of this Agreement. Any fee payable to a broker, advisor, investment banker or finder identified on Schedule 3.18 shall be paid by the Company.

4.         REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. Each Investor hereby represents and warrants to the Company as follows:

4.1       Organization; Authorization. All action on the part of such Investor necessary for the authorization, execution, delivery and performance of all its obligations under this Agreement has been (or will be) taken prior to the Closing Date. Such Investor is a natural person or is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with requisite individual, corporate, or organizational power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and to otherwise carry out its obligations hereunder. The Transaction Documents, when executed and delivered by Investor, shall constitute a valid and legally binding obligation of such Investor enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy , insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application.

4.2       Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company, or any Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Investor.

4.3       Prohibited Transactions. Since the time the Investor was first contacted regarding an investment in the Company regarding an investment in the Company until the date hereof, neither the Investor nor any Affiliate of such Investor which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Investor’s investments or trading or information concerning such Investor’s investments, including in respect of the Securities, or (z) is subject to such Investor’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any transactions in the securities of the Company, including any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Securities (each, a “Prohibited Transaction”). Such Investor shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction during the period from the date hereof until such time as (i) the transactions contemplated by this Agreement are first publicly announced or (ii) this Agreement is terminated.

4.4       Limited Ownership. The purchase by such Investor of the Securities issuable to it at the Closing will not result in such Investor (individually or together with other Persons with whom such Investor has identified, or will have identified, itself as part of a “group” in a public filing made with the SEC involving the Company’s securities) acquiring, or obtaining the right to acquire, beneficial ownership in excess of 19.999% of the outstanding shares of Common Stock or the voting power of the Company on a post-transaction basis that assumes that such Closing shall have occurred. Such Investor does not presently intend to, alone or together with others, make a public filing with the Commission to disclose that it has (or that it together with such other Persons have) acquired, or obtained the right to acquire, as a result of such Closing (when added to any other securities of the Company that it or they then own or have the right to acquire), beneficial ownership in excess of 19.999% of the outstanding shares of Common Stock or the voting power of the Company on a post-transaction basis that assumes that the Closing at issue shall have occurred.

4.5       Independent Investment Decision. Such Investor has independently evaluated the merits of its decision to purchase Securities pursuant to the Transaction Documents, and such Investor confirms that it has not relied on the advice of any other Investor’s business, tax and/or legal counsel in making such decision. Such Investor has not relied on the business, legal advice or tax advice of the Company or any of the Company’s agents, counsel or Affiliates in making its investment decision hereunder. Investor acknowledges that the Company makes no representations or warranties regarding the tax consequences of the Securities to any Investor.

5.	CERTAIN AGREEMENTS OF THE PARTIES.

5.1       Investment Representations.

(a)       This Agreement is made with each Investor in reliance upon such Investor’s representation to the Company, which by its acceptance hereof Investor hereby confirms, that the Securities to be received by it will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that it has no present intention of selling, granting participation in or otherwise distributing the same. By executing this Agreement, Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person with respect to any of the Securities. The Investor is not a registered broker dealer or an entity engaged in the business of being a broker dealer.

(b)       Each Investor understands that the Securities are not registered under the Securities Act, on the ground that the sale provided for in this Agreement and the issuance of Securities hereunder should be exempt from registration under the Securities Act and that the Company’s reliance on such exemption is predicated on such Investor’s representations set forth herein. Each Investor realizes that the basis for the exemption may not be present if, notwithstanding such representations, such Investor has in mind merely acquiring the Securities for a fixed or determinable period in the future, or for a market rise or for sale if the market does not rise. Each Investor confirms it has no such intention.

(c)       At the time such Investor was offered the Securities, it was, and at the date hereof it is, and on each date on which it converts any of the Debentures into Common Stock it will be, an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act. Each Investor represents that such Investor is experienced in evaluating and investing in companies such as the Company, is able to fend for itself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment. Each Investor acknowledges receipt of copies of and its satisfactory review of the SEC Filings. Each Investor further represents that it has had access, during the course of the transaction and prior to its purchase of the Securities, to the same kind of information that would be provided in a registration statement filed by the Company under the Securities Act and that it has had, during the course of the transaction and prior to its purchase of the Securities, the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the offering and to obtain additional information necessary to verify the accuracy of any information furnished to it or to which it had access and that each Investor has received such information that is necessary to make an informed investment decision with respect to the Securities. The Investor did not learn of the investment in the Securities as a result of any “general advertising” or “general solicitation” as those terms are contemplated in Regulation D, as amended, under the 1933 Act.

(d)       Each Investor understands that the Securities may only be disposed of in compliance with state and federal securities laws. Each Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering. Each Investor understands that the Securities may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the Securities Act, the Securities must be held indefinitely. In particular, each Investor is aware that the Securities may not be sold pursuant to Rule 144 unless all of the conditions of Rule 144 are met and that such Investor may be deemed to be an “affiliate” for purposes of the rule. Each Investor represents that, in the absence of an effective registration statement covering the Securities, it will sell, transfer or otherwise dispose of the Securities only in a manner consistent with its representations set forth herein and then only in accordance with the provisions of Section 4.2(e) hereof.

(e)       Each Investor agrees that in no event will it make a transfer or disposition of any of the Securities (other than in accordance with the terms of conversion or exercise thereof or pursuant to an effective registration statement under the Securities Act) unless and until (i) such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the disposition and assurance that the proposed disposition is in compliance with all applicable laws and (ii) if reasonably requested by the Company, at the expense of such Investor or transferee, it shall have furnished to the Company an opinion of counsel, reasonably satisfactory to the Company, to the effect that such transfer may be made without registration under the Securities Act.

5.2	Legends; Stop Transfer.

(a)       All certificates for the Securities may bear the following or a substantially similar legend:

[NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES HAVE BEEN REGISTERED] [THESE SECURITIES HAVE NOT BEEN REGISTERED] WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(b)       The certificates for the Securities may also bear any legend required by any applicable state securities or other law or any of the other agreements executed by the Investor in connection with its investment in the Company.

5.3       Furnishing of Information. As long as any Investor owns the Securities issued or issuable to it, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13 of the Exchange Act. Upon the reasonable request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as any Investor owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Underlying Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Underlying Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

5.4       Listing of Common Stock. The Company agrees (i) if the Company applies to have the Common Stock traded on any Trading Market other than the Trading Market which the Common Stock is currently listed for trading, it will include in such application the Underlying Shares, and will take such other action as is reasonably necessary or desirable to cause such securities to be listed on such other Trading Market as promptly as reasonably possible and (ii) it will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

5.5       Reservation of Shares. The Company shall maintain a reserve from its duly authorized shares of Common Stock to comply with its conversion obligations under the Debentures, calculated as of the date of determination. If on any date the Company would be, if notice of exercise or conversion were to be delivered on such date, precluded from issuing the number of Underlying Shares, as the case may be, issuable upon conversion in full of the Debentures due to the unavailability of a sufficient number of authorized but unissued or reserved shares of Common Stock, then the Board of Directors of the Company shall promptly prepare and mail to the shareholders of the Company proxy materials or other applicable materials requesting authorization to amend the Company’s articles of incorporation or other organizational document to increase the number of shares of Common Stock which the Company is authorized to issue so as to provide enough shares for issuance of the Underlying Shares. In connection therewith, the Board of Directors shall (a) adopt proper resolutions authorizing such increase, (b) recommend to and otherwise use its reasonable best efforts to promptly and duly obtain shareholder approval to carry out such resolutions (and hold a special meeting of the shareholders as soon as practicable, but in any event not later than the 60th day after delivery of the proxy or other applicable materials relating to such meeting) and (c) within five Business Days of obtaining such shareholder authorization, file an appropriate amendment to the Company’s articles of incorporation or other organizational document to evidence such increase.

5.6       Conversion and Exercise Procedures. Delivery of the original Debenture, the form of Conversion Notice and the Conversion Schedule included in and as defined in the Debentures set forth the totality of the procedures required by the Investors in order to convert the Debentures. No additional legal opinion or other information or instructions shall be necessary to enable the Investors to convert Debentures. Except as otherwise required by law, the Company shall honor conversions of the Debentures and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

5.7       Securities Laws Disclosure; Publicity. The Company shall issue a press release reasonably acceptable to the Investors disclosing the transactions contemplated hereby within four Business Days of the date of this Agreement and timely file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby. In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the Trading Market on which the Common Stock is listed with respect to the transactions contemplated hereby.

5.8       Existence; Conduct of Business. So long as there remains any outstanding principal amount under the Debentures, the Company will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, provided that the foregoing shall not prohibit the Company from engaging in a Fundamental Transaction (as defined in the Debenture) or any sale, lease, transfer or other disposition permitted by Section 6.1.

5.9       Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for the satisfaction of a portion of the Company’s Debt and for the other purposes as set forth on Schedule 5.9.

6.         NEGATIVE COVENANTS. The Company covenants and agrees that from and after the Closing Date and so long as any there remains any outstanding principal amount under the Debentures, the Company shall not, and shall not permit its Subsidiaries to:

6.1       Dispositions of Assets or Subsidiaries. Sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any material properties or assets tangible or intangible (including any spin-offs of any divisions, lines of business or subsidiaries and also including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of the Company), except transactions (a) resulting in a Fundamental Transaction (as defined in the Debenture), (b) involving the sale of inventory or upgrade or exchange of fixtures and equipment in the ordinary course of business consistent with past practice and for usual and ordinary prices, or (c) involving the sale, transfer or abandonment of stores or leases (including equipment, inventory and other assets related thereto) in the ordinary course of business consistent with past practice and for usual and ordinary prices.

6.2       Restricted Payments. Declare or make, or agree to pay for or make, directly or indirectly, any Restricted Payment.

7.	CONDITIONS PRECEDENT TO CLOSING.

7.1       Conditions Precedent to Obligations of the Investors. The obligations of Investors to purchase the Debentures are subject to the satisfaction of each of the following conditions on or before the Closing:

(a)       Representations and Warranties True and Accurate as of Closing. The representations and warranties of the Company contained herein shall be true and accurate in all material respects as of the Closing with the same force and effect as though made at such time, except to the extent that such representation or warranty speaks as of an earlier date.

(b)       Performance. The Company shall have performed, satisfied and complied in all respects with, all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c)       Material Adverse Effects. There shall not have occurred after the date hereof, any events, facts or circumstances which would constitute or result in a Material Adverse Effect, provided, however, any decline in the market price of the Common Stock as result of the transactions contemplated hereby or the public announcement thereof or of the Company’s fiscal year 2007 first quarter earnings results shall not be deemed to constitute a Material Adverse Effect.

(d)       Legal Proceedings. No preliminary or permanent injunction or other order issued by a governmental body, and no statute, rule, regulation or executive order promulgated or enacted by a governmental body, shall be in effect which restrains, enjoins, prohibits or otherwise makes illegal the sale and purchase of the Debentures. No Proceeding shall be pending or, to the knowledge of the Company or the Investors, threatened before any court or governmental agency seeking to restrain or prohibit the consummation of the sale and purchase of the Debentures or seeking to obtain damages or other relief in connection with this Agreement.

(e)       Officer’s Certificate. The Company shall have delivered to the Investors a certificate signed by its Chief Executive Officer and Chief Financial Officer to the effect that each of the conditions specified in this Section 7.1 (a) – (d) above have been satisfied in all respects.

(f)        Secretary’s Certificate. The Company shall have delivered to the Investors copies of the Restated Articles of Incorporation and Restated By-Laws of the Company, each as amended to date and a copy of the resolutions duly adopted by the Board of Directors of the Company approving the execution and delivery of this Agreement and performance by the Company of all of the transactions contemplated hereby including, but not limited to, execution and delivery of the Debentures, and issuance of shares of Common Stock of the Company upon conversion of the Debentures, all certified by the Secretary of the Company.

(g)       Consent of Lender. To the extent applicable, the Company shall have received the consent of each bank or other lender or provider of credit to the Company or any Subsidiary whose consent is required with respect to the transactions contemplated by the Transaction Documents.

(h)       Opinion of Company Counsel. The Investors shall have received from counsel to the Company an opinion, dated as of the Closing Date, and addressed to the Investors, in form and substance reasonably satisfactory to counsel for the Investors.

(i)        Nasdaq Listing. The Company shall have obtained any and all consents, approvals, confirmations and waivers of, and made any notifications to, the Nasdaq Global Market (formerly known as the Nasdaq National Market) (“Nasdaq”), which are necessary for consummation of the purchase and sale of the Securities, including the approval of the Nasdaq to include the Common Stock issuable pursuant to the Debentures on the Nasdaq and confirmation from the Nasdaq that such approval and the consummation of the transactions contemplated by the Transaction Documents do not require shareholder approval under rules of the Nasdaq. The Company shall take all reasonably necessary action to promptly obtain such consents, approvals, confirmations and waivers, and to make any such notifications.

(j)        Debentures. The Company shall have delivered to the Investors executed Debentures in the principal amounts set forth on Exhibit A hereto.

(k)       Registration Rights Agreement. The Company shall have delivered to the Investors the Registration Rights Agreement, duly executed by the Company.

(l)        Subordination Agreement. The Company, the Investors and the Company’s senior lender shall have entered into a mutually agreeable subordination agreement.

7.2       Conditions Precedent to Obligations of the Company. The obligations of Company to sell the Debentures are subject to the satisfaction of each of the following conditions on or before the Closing:

(a)       Representations and Warranties True and Accurate as of Closing. The representations and warranties of the Investors contained herein shall be true and accurate in all material respects as of the Closing with the same force and effect as though made at such time.

(b)       Performance. The Investors shall have performed, satisfied and complied in all respects with, all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by them at or prior to the Closing.

(c)       Material Adverse Effects. There shall not have occurred after the date hereof, any events, facts or circumstances which would constitute or result in a Material Adverse Effect, provided, however, any decline in the market price of the Common Stock as result of the transactions contemplated hereby or the public announcement thereof or of the Company’s fiscal year 2007 first quarter earnings results shall not be deemed to constitute a Material Adverse Effect.

(d)       Legal Proceedings. No preliminary or permanent injunction or other order issued by a governmental body, and no statute, rule, regulation or executive order promulgated or enacted by a governmental body, shall be in effect which restrains, enjoins, prohibits or otherwise makes illegal the sale and purchase of the Debentures. No Proceeding shall be pending or, to the knowledge of the Company or the Investors, threatened before any court or governmental agency seeking to restrain or prohibit the consummation of the sale and purchase of the Debentures or seeking to obtain damages or other relief in connection with this Agreement.

(e)       Consent of Lender. To the extent applicable, the Company shall have received the consent of each bank or other lender or provider of credit to the Company or any Subsidiary whose consent is required with respect to the transactions contemplated by the Transaction Documents.

(f)        Nasdaq Listing. The Company shall have obtained any and all consents, approvals, confirmations and waivers of, and made any notifications to, Nasdaq, which are necessary for consummation of the purchase and sale of the Securities, including the approval of the Nasdaq to include the Common Stock issuable pursuant to the Debentures on the Nasdaq and confirmation from the Nasdaq that such approval and the consummation of the transactions contemplated by the Transaction Documents do not require shareholder approval under rules of the Nasdaq. The Company shall take all reasonably necessary action to promptly obtain such consents, approvals, confirmations and waivers, and to make any such notifications.

(g)       Subordination Agreement. The Company, the Investors and the Company’s senior lender shall have entered into a mutually agreeable subordination agreement.

(h)       Purchase Price. Each Investor shall deliver or cause to be delivered to the Company the purchase price for the Debentures purchased by such Investor, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose.

(i)        Registration Rights Agreement. Each Investor shall have delivered to the Company the Registration Rights Agreement, duly executed by the Investor.

8.	MISCELLANEOUS.

8.1       Fees and Expenses. Except as otherwise specified in the Transaction Documents (including without limitation Section 8.16), each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Securities.

8.2       Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules; provided, however, the obligations of each Investor under any confidentiality agreement entered into by such Investor in connection with the offering of the Securities shall continue to apply in accordance with the terms thereof. After the Closing, and without further consideration, each party will execute and deliver to the other party hereto such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

8.3       Notices. All notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (Central Time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (Central Time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses and facsimile numbers for such notices and communications shall be as follows:

If to the Company:	Bakers Footwear Group, Inc.

2815 Scott Avenue

St. Louis, Missouri 63103

Facsimile No.: (314) 641-0390

Attention: Peter A. Edison

With a copy to:	Bryan Cave LLP

One Metropolitan Square

211 North Broadway, Suite 3600

St. Louis, Missouri 63102

Facsimile No.: (314) 552-8134

Attention: J. Mark Klamer, Esq.

If to any Investor:	To the address and facsimile number set forth under such Investor’s name on its signature page attached hereto.

With a copy to:	Thompson Coburn LLP

One U.S. Bank Plaza

St. Louis, Missouri 63101

Facsimile No.: (314) 552-7000

Attention: Thomas A. Litz, Esq.

or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by such Person.

8.4	Amendments; Waivers.

(a)       No failure or delay by any Investor in exercising any right or power under any Transaction Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties under the Transaction Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Transaction Document or consent to any departure by the Company or any Subsidiary therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(b)       Neither any Transaction Document nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Investors, provided that no such agreement shall (i) increase the amount of the Debenture agreed to be purchased by any Investor without the written consent of such Investor, (ii) change the rate of interest applicable to any Debenture or the conversion price with respect to any Debenture unless the resulting rate of interest or conversion price (as the case may be) applies to all Debentures (as the case may be) except to the extent set forth in each original Debenture, (iii) change any other term of any Transaction Document if, as a result thereof, the rights and obligations of any Investor under the Transaction Documents would be disproportionately (based on its pro rata share) affected relative to the rights and obligations of any other Investor under the Transaction Documents, or (iv) change any of the provisions of this Section or the definition of the term “Required Investors” or any other provision hereof specifying the number or percentage of Investors required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, or change the currency in which Loans are to be made or payments under the Transaction Documents are to be made, or, except as provided in Section 2.4 hereof, provide for additional borrowers under the Transaction Documents, without the written consent of each Investor.

8.5       Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

8.6       Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investors, as applicable; provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party, which shall be an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended under the Securities Act, and which shall agree in writing to be bound by the terms and conditions of this Agreement, acquiring some or all of its Securities in a private transaction without the prior written consent of the Company or the other Investors, after notice duly given by such Investor to the Company, provided, that such Investor shall comply with Section 5.1(e) and further provided that no such assignment or obligation shall affect the obligations of such Investor hereunder. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.

8.7       No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

8.8       Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Missouri, without regard to the principles of conflicts of law thereof. Each party agrees that all Actions concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement, the Debentures and the Registration Rights Agreement (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the federal courts sitting in St. Louis, Missouri and state courts sitting in St. Louis County, Missouri (the “Missouri Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Missouri Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such Missouri Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

8.9       Survival. The representations, warranties, agreements and covenants contained herein shall survive each of the Closings and the delivery, exercise and conversion of the Securities.

8.10     Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

8.11     Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

8.12     Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Investors and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

8.13     Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

8.14     Independent Nature of Investors. The obligations of each Investor under each Transaction Document are several and not joint with the obligations of each other Investor, and no Investor shall be responsible in any way for the performance or observance of the obligations of any other Investor under any Transaction Document. Nothing contained herein, or in any Transaction Document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors (or any of them) as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to the transactions contemplated by the Transaction Documents. Except as specifically provided in the Transaction Documents, each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, without joining any other Investor as an additional party in any proceeding for such purpose.

8.15     Limitation of Liability. Notwithstanding anything herein to the contrary, the parties acknowledge and agree that the liability of any party arising directly or indirectly, under any Transaction Document, of any and every nature whatsoever, shall be satisfied solely out of the assets of such party, and that no trustee, officer, other investment vehicle affiliated with such party or any investor, shareholder or holder of shares of beneficial interest of such a Investor shall be personally liable for any liabilities of such party.

8.16	Expenses; Indemnity; Damage Waiver.

(a)       The Company shall pay all reasonable out of pocket costs and expenses incurred by any Investor, including the reasonable fees, charges and disbursements of counsel for any Investor and any consultant or expert witness fees and expenses, in connection with the administration of the Transaction Documents enforcement or protection of its rights in connection with the Transaction Documents, including its rights under this Section, or in connection with the Debentures purchased, including all such reasonable out of pocket costs and expenses incurred during any workout, restructuring or negotiations in respect of such Debentures purchased. At Closing, the Company shall pay all reasonable fees and expenses of one special counsel to the Investors incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby. Investors shall be responsible for all taxes including income taxes in respect of the Securities.

(b)       The Company shall indemnify each Investor and each Related Party thereof (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, contingencies, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by Company in any Transaction Document, (ii) the execution or delivery of any Transaction Document or any agreement or instrument contemplated thereby, the performance by the parties to the Transaction Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (iii) any Debenture or the use of the proceeds thereof, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c)       To the extent permitted by applicable law, the Company shall not assert, and hereby waives, any claim against any Indemnitee, or any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct and actual damages) arising out of, in connection with, or as a result of, any Transaction Document or any agreement, instrument or other document contemplated thereby, the transactions contemplated by the Loan Documents or the use of the proceeds thereof.

(d)       All amounts due under this Section shall be payable promptly but in no event later than ten days after written demand therefor.

[the remainder of this page is intentionally left blank]

SIGNATURE PAGE

TO

SUBORDINATED CONVERTIBLE DEBENTURE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

BAKERS FOOTWEAR GROUP, INC.

By:	/s/ Peter A. Edison
Name:	Peter A. Edison
Title:	Chairman and Chief Executive Officer

SIGNATURE PAGE

TO

SUBORDINATED CONVERTIBLE DEBENTURE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR:

MISSISSIPPI VALLEY CAPITAL, LLC

By:	/s/ Scott D. Fesler
Name:	Scott D. Fessler
Title:	Manager

Address for Notice:

__________________

__________________

__________________

Facsimile:__________

Attn:______________

SIGNATURE PAGE

TO

SUBORDINATED CONVERTIBLE DEBENTURE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR:

/s/ Julian I. Edison
Julian I. Edison

Address for Notice:

__________________

__________________

__________________

Facsimile:__________

Attn:______________

SIGNATURE PAGE

TO

SUBORDINATED CONVERTIBLE DEBENTURE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR:

BEATRICE C. EDISON IRREVOCABLE TRUST F/B/O BERNARD A. EDISON

By:	/s/ Bernard A. Edison
Name:	Bernard A. Edison
Title:	Co-Trustee
Beatrice E. Edison Irrevocable Trust F/B/O Bernard A. Edison

By:	/s/ Marilyn Sue Edison
Name:	Marilyn Sue Edison
Title:	Co-Trustee
Beatrice E. Edison Irrevocable Trust F/B/O Bernard A. Edison

Address for Notice:

__________________

__________________

__________________

Facsimile:__________

Attn:______________

SIGNATURE PAGE

TO

SUBORDINATED CONVERTIBLE DEBENTURE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR:

ANDREW N. BAUR REVOCABLE TRUST

By:	/s/ Andrew N. Baur
Name:	Andrew N. Baur
Title:	Trustee

Address for Notice:

__________________

__________________

__________________

Facsimile:__________

Attn:______________

SIGNATURE PAGE

TO

SUBORDINATED CONVERTIBLE DEBENTURE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR:

/s/ Scott C. Schnuck
Scott C. Schnuck

Address for Notice:

__________________

__________________

__________________

Facsimile:__________

Attn:______________

SIGNATURE PAGE

TO

SUBORDINATED CONVERTIBLE DEBENTURE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR:

LOUIS N. GOLDRING REVOCABLE TRUST DTD 4/15/97

By:	/s/ Louis N. Goldring
Name:	Louis N. Goldring
Title:	Trustee

Address for Notice:

__________________

__________________

__________________

Facsimile:__________

Attn:______________

SIGNATURE PAGE

TO

SUBORDINATED CONVERTIBLE DEBENTURE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR:

LINN H. BEALKE REVOCABLE TRUST

By:	/s/ Linn H. Bealke
Name:	Linn H. Bealke
Title:	Trustee

Address for Notice:

__________________

__________________

__________________

Facsimile:__________

Attn:______________

EXHIBIT A

SCHEDULE OF INVESTORS

Name	Principal Amount of Debentures Purchased
Andrew N. Baur Revocable Trust	$1,000,000
Mississippi Valley Capital, LLC	$500,000
Beatrice C. Edison Irrevocable Trust F/B/O Bernard A. Edison	$500,000
Julian I. Edison	$500,000
Scott C. Schnuck	$500,000
Linn H. Bealke Revocable Trust	$500,000
Louis N. Goldring Revocable Trust Dtd. 4/15/97	$500,000

Total	$4,000,000

[Disclosure Schedules, including Schedules 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.13, 3.15, 3.18,5.9 and address and contact information for Investors have been omitted. The Registrant undertakes to furnish supplementally a copy of such omitted schedules and information to the Commission upon request.]

EXHIBIT B

FORM OF DEBENTURE

THIS SUBORDINATED CONVERTIBLE DEBENTURE AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBORDINATE, IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT SUBORDINATION AGREEMENT (AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “SUBORDINATION AGREEMENT”) DATED AS OF JUNE 13, 2007 BETWEEN AND AMONG BAKERS FOOTWEAR GROUP, INC., ___________ AND THE SENIOR LENDER NAMED THEREIN, TO ALL INDEBTEDNESS OWED BY THE MAKER OF THIS SUBORDINATED CONVERTIBLE DEBENTURE TO THE SENIOR LENDER, AND THE HOLDER OF THIS SUBORDINATED DEBENTURE, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

No. __	$________
Original Issue Date: June __, 2007

BAKERS FOOTWEAR GROUP, INC.

SUBORDINATED CONVERTIBLE DEBENTURE DUE JUNE 30, 2012

THIS DEBENTURE is one of a series of duly authorized and issued subordinated convertible debentures of Bakers Footwear Group, Inc., a Missouri corporation (the “Company”), designated as its Subordinated Convertible Debentures due June 30, 2012, in the original aggregate principal amount of Four Million Dollars ($4,000,000) (collectively, the “Debentures” and each debenture comprising the Debentures, a “Debenture”).

FOR VALUE RECEIVED, the Company promises to pay to the order of _____________ or its registered assigns (the “Investor”), the principal sum of _____________ Dollars ($_________), on June 30, 2012 or such earlier date as this Debenture is required to be repaid as provided hereunder (the “Maturity Date”), and to pay interest to the Investor on the principal amount of this Debenture outstanding from time to time in accordance with the provisions hereof. All holders of Debentures are referred to collectively as the “Investors.” This Debenture is subject to the following additional provisions:

1.         Definitions. In addition to the terms defined elsewhere in this Debenture: (a) capitalized terms that are used but not otherwise defined herein have the meanings given to such terms in the Debenture Purchase Agreement, dated as of the June 13, 2007, among the Company and the Investors identified therein (the “Purchase Agreement”), and (b) the following terms have the meanings indicated below:

“Additional Stock” means any shares of Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock issued (or deemed to have been issued pursuant to Section 11(d)(ii)) by the Company after the Original Issue Date other than:

(i)        Shares of Common Stock issued pursuant to a transaction described in Section 11(a), 11(b) or 11(c) hereof;

(ii)       capital stock, Options, Convertible Securities or shares of Common Stock or Common Stock Equivalents issued to directors, officers, employees, vendors or consultants of the Company in connection with their services to, or business with, the Company pursuant to the Company’s currently existing agreements, stock option and equity compensation plans (including all currently outstanding or future grants of stock options, performance shares or restricted stock) and any future stock option, equity compensation, stock incentive, restricted stock, stock purchase plan or similar plans approved by the Board of Directors or the shareholders of the Company;

(iii)      capital stock, Options, Convertible Securities or shares of Common Stock or Common Stock Equivalents issued or issuable prior to or as of the date hereof, including all currently outstanding warrants; or

(iv)      capital stock, Options, Convertible Securities or shares of Common Stock or Common Stock Equivalents issued with the approval of the Required Investors.

“Bankruptcy Event” means any of the following events: (a) the Company or any Subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Subsidiary thereof; (b) there is commenced against the Company or any Subsidiary any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any Subsidiary is adjudicated by a court of competent jurisdiction insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any Subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) under applicable law the Company or any Subsidiary makes a general assignment for the benefit of creditors; (f) the Company or any Subsidiary fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Company or any Subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Company or any

Subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Change of Control” means the occurrence of any of the following in one or a series of related transactions: (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) under the Exchange Act) of more than 50% of the voting rights or equity interests in the Company; (ii) a replacement of more than one-half of the members of the Company’s board of directors in a single election of directors that is not approved by those individuals who are members of the board of directors on the date hereof (or other directors previously approved by such individuals) other than pursuant to an actual or threatened proxy contest; (iii) a Fundamental Transaction, a merger or consolidation of the Company or any Subsidiary or a sale of substantially all of the assets of the Company in one or a series of related transactions, unless following such transaction or series of transactions, the holders of the Company’s securities prior to the first such transaction continue to hold at least a majority of the voting rights and equity interests in the surviving entity or acquirer of such assets; (iv) a recapitalization, reorganization or other transaction involving the Company or any Subsidiary that constitutes or results in a transfer of more than 50% of the voting rights or equity interests in the Company, unless following such transaction or series of transactions, the holders of the Company’s securities prior to the first such transaction continue to hold at least a majority of the voting rights and equity interests in the surviving entity or acquirer of such assets; (v) consummation of a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act with respect to the Company; or (vi) the execution by the Company or its controlling shareholders of an agreement providing for or reasonably likely to result in any of the foregoing events.

“Closing Bid Price” as of any point in time means the applicable market price as of that time as determined in accordance with the rules of the Nasdaq Stock Market.

“Closing Date” shall mean June __, 2007.

“Closing Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on an Eligible Market, the closing sale price per share of the Common Stock for such date (or the nearest preceding date) on the primary Eligible Market or exchange on which the Common Stock is then listed or quoted; (b) if prices for the Common Stock are then quoted on the OTC Bulletin Board, the closing sale price per share of the Common Stock for such date (or the nearest preceding date) so quoted; (c) if prices for the Common Stock are then reported in the “Pink Sheets” published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent sale price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent qualified appraiser selected in good faith and paid for by a majority in interest of the Investors.

“Common Stock” means the common stock of the Company, $0.0001 par value per share, and any securities into which such common stock may hereafter be reclassified.

“Common Stock Equivalents” means any securities of the Company or a Subsidiary thereof which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Conversion Date” means the date a Conversion Notice together with the Debenture and Conversion Schedule is delivered to the Company in accordance with Section 5(a).

“Conversion Notice” means a written notice in the form attached hereto as Exhibit A.

“Conversion Price” means $9.00 subject to adjustment from time to time pursuant to Section 11.

“Default” means any event or condition which constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Eligible Market” means any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market.

“Equity Conditions Are Satisfied” means, as of any date of determination, that each of the following conditions is (or would be) satisfied on such date, if the Company were to issue on such date all of the Underlying Shares then issuable upon conversion in full of the outstanding principal amount of all convertible debt issued by the Company (including the Debentures: (i) the number of authorized but unissued and otherwise unreserved shares of Common Stock is sufficient for such issuance, (ii) the Common Stock is listed or quoted (and is not suspended from trading) on an Eligible Market and such shares of Common Stock are approved for listing on such Eligible Market upon issuance, (iii) such shares of Common Stock are no longer Registrable Securities or, if such shares are Registrable Securities and a request for registration has been made by the Investors pursuant to the Registration Rights Agreement, such Common Stock is registered for resale under the Registration Statement, (iv) such issuance would be permitted in full without violating Section 5(b)(i) or Section 5(b)(ii) hereof or the rules or regulations of the Eligible Market on which such shares are listed or quoted, (v) both immediately before and after giving effect thereto, no Default shall or would exist, and (vi) no public announcement of a pending or proposed Change of Control transaction has occurred that has not been consummated.

“Event of Default” means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)        any default in the payment (free of any claim of subordination), when the same becomes due and payable (whether on a Conversion Date, Redemption Date, the Maturity Date or by acceleration or prepayment or otherwise), of principal or interest in respect of this Debenture which default continues unremedied for a period of three Trading Days after the date on which written notice of such default is first given to the Company by the Holder;

(ii)       the Company or any Subsidiary (1) fails to pay when due any monetary obligation (regardless of amount) under any currently existing or hereafter arising debenture or note (other than a Debenture) or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness or under any long term leasing or factoring arrangement, if the aggregate amount of any such obligations and liabilities of the Company and the Subsidiaries thereunder exceed $1,000,000 (exclusive of (A) any monetary obligations of the Company or any Subsidiary with respect to defaults or terminations of less than ten percent (10%) of the Company’s real property leases or other agreements or arrangements pursuant to which the Company is entitled to the use or occupancy of any space, and (B) any failure to pay when due any monetary obligations under any real property leases or other agreements or arrangements pursuant to which the Company is entitled to the use or occupancy of any space, vendor payables or factoring arrangements, which obligations are not more than 30 days past due) (each of the foregoing a “Material Debt Agreement”), or (2) fails to observe or perform any other obligation under any Material Debt Agreement, and such failure results in the obligations thereunder becoming or being declared due and payable prior to the date on which they would otherwise become due and payable;

(iii)      the Company shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.5, 5.7 and 5.9 or in Section 6 of the Purchase Agreement;

(iv)      the Company shall fail to observe or perform any covenant, condition or agreement contained in any Transaction Document (other than those specified in clause (i) or (iii) above), and such failure shall continue unremedied for a period of 15 Trading Days after the date on which written notice of such default is first given to the Company by the Investor (it being understood that no prior notice need be given in the case of a default that cannot reasonably be cured within 15 Trading Days); provided, however, the failure to timely make any filings or notices, including Current Reports on Form 8-K, required by the Commission or the Trading Market on which the Common Stock is listed shall not constitute an Event of Default unless such filing or notice is not made after a period of 15 Trading Days after the date that an Investor submits written demand to the Company to make such filing or notice (regardless of whether any such filing shall remain late under rules of the Commission or such Trading Market).

(v)       the occurrence and continuance of an Event of Default under any other Debenture;

(vi)      any of the Company’s representations and warranties set forth in the Purchase Agreement shall be incorrect in any material respect as of the Original Issue Date;

(vii)	the occurrence of a Bankruptcy Event;

(viii)    any Transaction Document shall cease, for any reason, to be in full force and effect, or the Company shall so assert in writing or shall disavow any of its obligations thereunder;

(ix)      the Company fails as of any date of determination to have available a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock available to issue Underlying Shares upon any conversion of Debentures;

(x)       the Company fails to make any cash payment required under the Transaction Documents (other than as set forth in paragraph (i) above) and such failure is not cured within five Trading Days after notice of such default is first given to the Company by a Investor;

(xi)      one or more judgments for the payment of money in an aggregate amount in excess of $1,000,000 shall be rendered against the Company or any Subsidiary or any combination thereof and the same shall remain undischarged and unbonded for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce such judgment; or

(xii)     the Common Stock shall not be listed or quoted, or is suspended from trading, on an Eligible Market for a period of five Trading Days (which need not be consecutive Trading Days).

“Guarantee” of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness, provided, that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than unsecured accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements that exceed amounts necessary to hedge the Company’s interest rate or cross-currency exposure and (j) all obligations of such Person as an account party in respect of letters of credit and bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.

“Original Issue Date” has the meaning set forth on the face of this Debenture.

2.         Principal and Interest. The Company shall pay interest to the Investor on the aggregate then outstanding principal amount of this Debenture at the rate of 9.5% per annum, payable semi-annually in cash in arrears on each June 30 and December 31, beginning December 31, 2007, except if such date is not a Trading Day, in which case such interest shall be payable on the next succeeding Trading Day. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed and shall accrue daily commencing on the Original Issue Date. Except as set forth in Section 7 or Section 11 hereof, the Debentures may not be prepaid prior to maturity.

3.         Registration of Debentures. The Company shall register the Debentures upon records maintained by the Company for that purpose (the “Debenture Register”) in the name of each record Investor thereof from time to time. The Company may deem and treat the registered Investor of this Debenture as the absolute owner hereof for the purpose of any conversion hereof or any payment of interest hereon, and for all other purposes, absent actual notice to the contrary from such record Investor. The Company shall at any time and from time to time, upon one Business Days’ prior notice by any Investor, make the Debenture Register available for inspection by such Investor or the representative(s) of such Investor, at the chief executive office of the Company during normal business hours. The Investors shall be permitted to rely on the information set forth in the Debenture Register.

4.         Registration of Transfers and Exchanges. This Debenture may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended, or an exemption from such registration. Subject to such restrictions, the Company shall register the transfer of any portion of this Debenture in the Debenture Register upon surrender of this Debenture to the Company, properly endorsed, at its address for notice set forth herein together with delivery of the duly executed Debenture assignment form attached hereto as Exhibit B and compliance with Section 15(a). Upon any such registration or transfer, a new Debenture, in substantially the form of this Debenture (any such new debenture, a “New Debenture”), evidencing the portion of this Debenture so transferred shall be issued to the transferee and a New Debenture evidencing the remaining portion of this Debenture not so transferred, if any, shall be issued to the transferring Investor. The acceptance of the New Debenture by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Debenture. The Company agrees that its prior consent is not required for the transfer of any portion of this Debenture; provided, however, that the Company shall be entitled to reasonable assurance, including an opinion of counsel reasonably acceptable to Company, that such transfer complies with applicable federal and state securities laws. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Investor surrendering the same. No service charge or other fee will be imposed in connection with any such registration of transfer or exchange.

5.	Conversion.

(a)       At the Option of the Investor. All or any portion of the principal amount of this Debenture then outstanding shall be convertible into shares of Common Stock at the Conversion Price (subject to limitations set forth in Section 5(b)), at the option of the Investor, at any time and from time to time from and after the Original Issue Date. The Investor may effect conversions under this Section 5(a), by delivering to the Company the Original Debenture, a Conversion Notice together with a schedule in the form of Schedule 1 attached hereto (the “Conversion Schedule”). Upon receipt of the Conversion Notice, any accrued and unpaid interest hereunder payable with respect to the principal amount of the Debenture to be converted shall be paid by the Company in cash. If the Investor is converting less than all of the principal amount represented by this Debenture, or if a conversion hereunder may not be effected in full due to the application of Section 5(b), the Company shall honor such conversion to the extent permissible hereunder and shall promptly deliver to the Investor a Conversion Schedule indicating the principal amount which has not been converted.

(b)	Certain Conversion Restrictions.

(i)        Notwithstanding anything to the contrary in this Debenture, if the Company has not previously obtained Shareholder Approval of the Removal of the Cumulative Cap (as defined below), then if the Average Conversion Price is less than the Threshold Price, the Company shall not issue shares of Common Stock in excess of the Issuable Maximum upon conversion of this Debenture. The “Average Conversion Price” means the weighted average conversion price taking into account all shares previously converted pursuant to the Debentures plus the maximum number issuable at the then current conversion price. The Threshold Price shall be equal to the Closing Bid Price as of the Trading Day immediately preceding the signing of the Purchase Agreement (the “Threshold Price”). The “Issuable Maximum” means, as of any date, a number of shares of Common Stock equal to 19.99% of the outstanding shares of Common Stock as of the date of signing of the Purchase Agreement. Each Investor shall be entitled to a portion of the Issuable Maximum equal to the quotient obtained by dividing: (x) the principal amount of Debentures issued and sold to such Investor on the Original Issue Date by (y) the aggregate principal amount of all Debentures issued and sold by the Company on the Original Issue Date. The Issuable Maximum in respect of the Debentures that have been repaid shall be allocated pro-rata among the remaining Investors, giving effect to the Company’s desire to allocate this limitation among the class of securities known as the Debentures. “Shareholder Approval of the Removal of the Cumulative Cap” shall mean that the Company shall have obtained the vote of shareholders applicable under the rules and regulations of the Nasdaq Stock Market (or any successor entity or any other Eligible Market on which the Company’s Common Stock may then trade) to approve the issuance of shares of Common Stock at a price below the Threshold Price upon conversion of the Debenture in excess of the Issuable Maximum. If (A) on any date the Company determines that but for the limitations imposed by the Issuable Maximum in this Section 5(b)(i), the aggregate number of shares of Common Stock at a price below the Threshold Price upon conversion of the Debenture that would then be issuable upon conversion in full of all then outstanding principal amount of

Debentures would exceed the Issuable Maximum on such date and Shareholder Approval of the Removal of the Cumulative Cap shall not have occurred and (B) the holders of a majority of the aggregate principal amount of the Debentures outstanding shall so request shareholder approval in writing, then a shareholder approval trigger (“Shareholder Approval Trigger”) with respect to Shareholder Approval of the Removal of the Cumulative Cap shall have occurred.

(ii)       Notwithstanding anything to the contrary in this Debenture, if the Company has not previously obtained Shareholder Approval of the Removal of the Individual Cap (as defined below), then the number of shares of Common Stock that may be acquired by an Investor upon any conversion of Debentures (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by such Investor and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with such Investor’s for purposes of Section 13(d) of the Exchange Act, does not exceed 19.999% (the “Maximum Percentage”) of the then outstanding total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Unless the Company notifies the Investor that Shareholder Approval of the Removal of the Individual Cap has been obtained, each delivery of a Conversion Notice hereunder will constitute a representation by the Investor that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of shares of Common Stock requested in such Conversion Notice is permitted under this paragraph. The Company’s obligation to issue shares of Common Stock in excess of the limitation referred to in this Section shall be suspended (and shall not terminate or expire notwithstanding any contrary provisions hereof) until such time, if any, as such shares of Common Stock may be issued in compliance with such limitation. “Shareholder Approval of the Removal of the Individual Cap” shall mean that the Company shall have obtained the vote of shareholders applicable under the rules and regulations of the Nasdaq Stock Market (or any successor entity or any other Eligible Market on which the Company’s Common Stock may then trade) to approve this issuance of shares of Common Stock in excess of the Maximum Percentage. If (A) on any date the Company determines that but for the limitations imposed by the Maximum Percentage in this Section 5(b)(ii), the aggregate number of shares of Common Stock that would then be issuable upon conversion in full of all then outstanding principal amount of Debentures to an Investor would exceed the Maximum Percentage on such date and Shareholder Approval of the Removal of the Individual Cap shall not have occurred and (B) the holder of this Debenture shall so request shareholder approval in writing, then a Shareholder Approval Trigger shall have occurred with respect to the Shareholder Approval of the Removal of the Individual Cap.

[to be inserted in any Debentures to Andrew N. Baur, Mississippi Valley Capital, LLC and Scott C. Schnuck only; otherwise reserved]

(iii)      Notwithstanding anything to the contrary in this Debenture (including Section 11(d)), if the Company has not previously obtained Shareholder Approval of the Full Director Ratchet (as defined below), then the Company shall not issue shares of Common Stock pursuant to this Debenture at a price less than the Threshold Price. If as of any date of determination (A) the Conversion Price then in effect, as calculated pursuant to the terms of this Debenture, is less than the Threshold Price and (B) Shareholder Approval of the Full Director Ratchet has not been obtained, then the Conversion Price shall be deemed to be equal to the Threshold Price. Once Shareholder Approval of the Full Director Ratchet has been obtained, the Conversion Price shall then be calculated as if the limitations in this Section 5(b)(iii) shall have never existed. “Shareholder Approval of the Full Director Ratchet” means that the Company shall have obtained the vote of shareholders applicable under the rules and regulations of the Nasdaq Stock Market (or any successor entity or any other Eligible Market on which the Company’s Common Stock may then trade) to approve the issuance of shares of Common Stock to the holder of this Debenture at a price below the Threshold Price pursuant to Section 11(d) (the “Full Director Ratchet”). If (A) on any date the Company determines that but for the limitations imposed by this Section 5(b)(iii), the holder of this Debenture would be entitled to utilize a Conversion Price that is less than the Threshold Price and Shareholder Approval of the Full Director Ratchet shall not have occurred and (B) the holder of this Debenture shall so request shareholder approval in writing, then a Shareholder Approval Trigger shall have occurred with respect to Shareholder Approval of the Full Director Ratchet.

(iv)      If any Shareholder Approval Trigger shall have occurred in this Debenture or any other Debenture, then, the Company shall, at its next annual meeting of shareholders seek Shareholder Approval of the Removal of the Cumulative Cap, Shareholder Approval of the Removal of the Individual Cap or Shareholder Approval of the Full Director Ratchet (each a “Shareholder Approval”), as applicable. The Company may but is not required to also seek shareholder approval of, and may combine more than one or all of such requests into one approval item, any of the Shareholder Approval of the Removal of the Cumulative Cap, Shareholder Approval of the Removal of the Individual Cap or Shareholder Approval of the Full Director Ratchet even if a Shareholder Approval Trigger with respect to that item shall not have occurred. The Company and the Investor understand and agree that shares of Common Stock issued to and then held by the Investor as a result of conversions of the Debentures shall not be entitled to cast votes on any resolution to obtain any Shareholder Approval pursuant hereto. The Board of Directors shall recommend approval by the Company’s shareholders of such applicable Shareholder Approval at such meeting. Regardless of whether one or more Shareholder Triggers shall have occurred, or failed to occur, in no event shall the Company be required to attempt to obtain Shareholder Approval more than once for each or all of the Shareholder Approvals. The Company shall bear all costs and expenses of the preparation and filing of any and all proxy materials and annual or special meetings of shareholders, including but not limited to the costs and expenses of the proxy solicitation firm if needed.

6.	Mechanics of Conversion.

(a)       The number of Underlying Shares issuable upon any conversion hereunder shall equal the outstanding principal amount of this Debenture to be converted, divided by the Conversion Price on the Conversion Date.

(b)       The Company shall promptly following each Conversion Date or Redemption Date (but in no event later than three Trading Days after such Conversion Date or Redemption Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Investor and in such name or names as the Investor may designate a certificate for the Underlying Shares issuable upon such conversion. The Investor, or any Person so designated by the Investor to receive Underlying Shares, shall be deemed to have become holder of record of such Underlying Shares as of such Conversion Date or Redemption Date, subject to the right of rescission in Section 6(e). The Company may cause the legend set forth in Section 5.2 of the Purchase Agreement, or any substantially similar legend, to be set forth on each certificate representing the Underlying Shares issuable upon conversion, unless either (i) the Shares have been registered for resale pursuant to the Registration Statement and the Investor so requests removal of such legends and confirms that it will not dispose of such Shares except in compliance with applicable securities laws, or (ii) the Company shall have received an opinion of counsel for the Investor, reasonably satisfactory to counsel for the Company, that such legend in unnecessary. The Company shall, upon an appropriate request of the Investor, use its best efforts to deliver Underlying Shares that may be issued without restrictive legends hereunder electronically (via a DWAC) through the Depository Trust Corporation or another established clearing corporation performing similar functions.

(c)       The Investor shall be required to deliver the original Debenture, Conversion Notice and Conversion Schedule in order to effect a conversion hereunder.

(d)       Subject to compliance with applicable law, the Company’s obligations to issue and deliver Underlying Shares upon conversion of this Debenture in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Investor to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Investor or any other Person of any obligation to the Company or any violation or alleged violation of law by the Investor or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Investor in connection with the issuance of such Underlying Shares.

(e)       If by the fifth Trading Day after a Conversion Date or Redemption Date the Company fails to deliver to the Investor such Underlying Shares in such amounts and in the manner required pursuant to Section 5, then the Investor will have the right to rescind the Conversion Notice or the Call Notice pertaining thereto by giving written notice to the Company prior to such Investor’s receipt of such Underlying Shares.

7.	Events of Default.

(a)       At any time or times following the occurrence and during the continuance of an Event of Default (other than under clause (vii) of such defined term with respect to the Company), the Investor may by notice to the Company (an “Event Notice”), require the Company to purchase all or any portion of the outstanding principal amount of this Debenture, as indicated in such Event Notice, at a purchase price in dollars in cash equal to 100% of such outstanding principal amount, plus all accrued but unpaid interest thereon and other amounts then owing to the Investor under the Transaction Documents, through the date of purchase. The aggregate amount payable pursuant to the preceding sentence is referred to as the “Event Price.” The Company shall pay the aggregate Event Price to the Investor (free of any claim of subordination) no later than the third Trading Day following the date of delivery of the

Event Notice, and upon receipt thereof the Investor shall deliver the original Debenture so repurchased to the Company.

(b)       Upon the occurrence of any Bankruptcy Event with respect to the Company, all outstanding principal and accrued but unpaid interest on this Debenture and other amounts then owing under the Transaction Documents shall immediately become due and payable in full in dollars in cash (free of any claim of subordination), without any action by the Investor, and the Company shall immediately be obligated to repurchase this Debenture held by such Investor at the Event Price pursuant to the preceding paragraph as if the Investor had delivered an Event Notice immediately prior to the occurrence of such Bankruptcy Event.

(c)       In connection with any Event of Default, the Investor need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind (other than the Event Notice), and the Investor may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Any such declaration may be rescinded and annulled by the Investor at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereto.

8.         Ranking. This Debenture ranks pari passu with all other Debentures now or hereafter issued pursuant to the Transaction Documents. Notwithstanding anything to the contrary herein, the Company and Investor agree that the payment of all amounts hereunder is subject to the Subordination Agreement. The Company will not, directly or indirectly, enter into, create, incur, assume or suffer to exist any other subordinated indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, that is senior in any respect to the Company’s obligations under the Debentures. Investor acknowledges and agrees that notwithstanding anything herein or in the Transaction Documents to the contrary, the Company shall be entitled to fully utilize its current senior revolving credit facility and any subsequent revolving credit facility (including any amendments thereto or refinancing, replacing or refunding with new lenders and any expansions thereof) and any other Indebtedness senior to the Debentures.

9.         Charges, Taxes and Expenses. Issuance of certificates for Underlying Shares upon conversion of (or otherwise in respect of) this Debenture shall be made without charge to the Investor for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Underlying Shares or Debentures in a name other than that of the Investor. The Investor shall be responsible for all other tax liability that may arise as a result of holding or transferring this Debenture or receiving Underlying Shares in respect hereof.

10.       Reservation of Underlying Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Underlying Shares as required hereunder, the number of Underlying Shares which are then issuable and deliverable, calculated as of the date of determination, upon the conversion of (and otherwise in respect of) this entire Debenture (taking into account the adjustments of Section 11), free from preemptive rights or any other contingent purchase rights of persons other than the Investor. The Company covenants that all Underlying Shares so issuable and deliverable shall, upon issuance in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

11.       Certain Adjustments. The Conversion Price is subject to adjustment from time to time as set forth in this Section 11; provided that it shall not be less than the par value of the Common Stock.

(a)       Stock Dividends and Splits. If the Company, at any time while this Debenture is outstanding: (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b)       Pro Rata Distributions. If the Company, at any time while this Debenture is outstanding, distributes to all holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (other than cash dividends, except for large non-recurring cash dividends resulting in a recapitalization) (in each case, “Distributed Property”), then, at the request of the Investor delivered before the 90th day after the record date fixed for determination of shareholders entitled to receive such distribution, the Company will deliver to the Investor, within five Trading Days after such request (or, if later, on the effective date of such distribution), the Distributed Property that the Investor would have been entitled to receive in respect of the Underlying Shares for which this Debenture could have been converted immediately prior to such record date. If such Distributed Property is not delivered to the Investor pursuant to the preceding sentence, then upon any conversion of this Debenture that occurs after such record date, the Investor shall be entitled to receive, in addition to the Underlying Shares otherwise issuable upon such conversion, the Distributed Property that the Investor would have been entitled to receive in respect of such number of Underlying Shares had the Investor been the record holder of such Underlying Shares immediately prior to such record date. Notwithstanding the foregoing, this Section 11(b) shall not apply to any distribution of rights or securities in respect of adoption by the Company of a shareholder rights plan, which events shall be covered by Section 11(a).

(c)       Fundamental Transactions. If, at any time while this Debenture is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed which results in a Change of Control and pursuant to which holders of Common Stock tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 11(a) above) (in any such case, a “Fundamental Transaction”), then upon any subsequent conversion of this Debenture, the Investor shall have the right to: (x) receive, for each Underlying Share that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration”), or (y) receive in cash an amount equal to 100% of the outstanding principal amount of this Debenture, plus all accrued but unpaid interest thereon and other amounts owing to the Investor under the Transaction Documents. For purposes of any such conversion, the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Investor shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Debenture following such Fundamental Transaction. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c).

(d)	Subsequent Equity Sales.

(i)        If the Company or any Subsidiary, as applicable, at any time while this Debenture is outstanding, shall issue shares of Additional Stock, at a price per share less than the Conversion Price (if the holder of the Additional Stock so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights issued in connection with such issuance, be entitled to receive shares of Common Stock at a price less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price), then, the Conversion Price shall be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock deemed to be issued pursuant to Section 11(d)(ii)) (but not including shares owned or held by or for the account of the Company), plus the number of shares of Common Stock that the aggregate consideration received by the Company in connection with the issuance of the Additional Stock would have purchased at the then applicable Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock deemed to be issued pursuant to Section 11(d)(ii)) (but not including shares owned or held by or for the account of the Company), plus the number of shares of such Additional Stock so issued (or deemed issued). Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued and constitute Additional Shares issued or deemed issued at a price less than the Conversion Price. The Company shall notify the Investor in writing, no later than the third

Trading Day following the issuance of any Common Stock or Common Stock Equivalent subject to this section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms. No further adjustments shall be made to the Conversion Price upon the actual issuance of Common Stock upon conversion or exercise of the applicable Common Stock Equivalent.

(ii)       For purposes of this Section 11(d), the following subsections (d)(ii)(l) to (d)(ii)(6) shall also be applicable:

(1)       Issuance of Rights or Options. In case at any time the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”) whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable, calculated as of that date, upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price. Except as otherwise provided in Section 11(d)(ii)(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

(2)       Issuance of Convertible Securities. In case the Company shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the

Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable, calculated as of that date, upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price, provided that (a) except as otherwise provided in Section 11(d)(ii)(3), no adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Conversion Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been made pursuant to the other provisions of Section 11(d).

(3)       Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection 11(d)(ii)(l) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Sections 11(d)(ii)(l) or 11(d)(ii)(2), or the rate at which Convertible Securities referred to in Sections 11(d)(ii)(l) or 11(d)(ii)(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the termination of any Option for which any adjustment was made pursuant to this Section 11(d) or any right to convert or exchange Convertible Securities for which any adjustment was made pursuant to this Section 11(d) (including without limitation upon the redemption or purchase for consideration of such Convertible Securities by the Company), the Conversion Price then in effect hereunder shall forthwith be changed to the Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

(4)       Stock Dividends. Subject to the provisions of this Section 11(d), in case the Company shall declare a dividend or make any other distribution upon any stock of the Company (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

(5)       Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash (except as contemplated in Section 2.4 of the Purchase Agreement), the consideration received therefor shall be deemed to be the net amount received by the Company therefor, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the

Company, after deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company. If Common Stock, Options or Convertible Securities shall be issued or sold by the Company and, in connection therewith, other Options or Convertible Securities (the “Additional Rights”) are issued, then the consideration received or deemed to be received by the Company shall be reduced by the fair market value of the Additional Rights (as determined using the Black-Scholes option pricing model or another method mutually agreed to by the Company and the Investor). The Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Investors as to the fair market value of the Additional Rights. In the event that the Board of Directors of the Company and the Investors are unable to agree upon the fair market value of the Additional Rights, the Company and the Investors shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne evenly by the Company and the Investor.

(6)       Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(iii)      Notwithstanding the foregoing, no adjustment will be made under this paragraph (d) in respect of: (A) the issuance of securities upon the exercise or conversion of any Common Stock Equivalents issued by the Company prior to the Original Issue Date of this Debenture (but will apply to any material amendments, modifications and reissuances thereof), and (B) the grant of options or warrants, or the issuance of additional securities, under any duly authorized Company stock option, stock incentive plan, restricted stock plan or stock purchase plan in existence on the Closing Date.

(e)       Reclassifications; Share Exchanges. In case of any reclassification of the Common Stock, or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property (other than compulsory share exchanges which constitute a Change of Control or a Fundamental Transaction), the Investors holding Debentures then outstanding shall have the right thereafter to convert such Debentures only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such reclassification or share exchange, and the Investors shall be entitled upon such event to receive such amount of securities, cash or property as a holder of the number of shares of Common Stock of the Company into which such shares of Debentures could have been converted immediately prior to such reclassification or share exchange would have been entitled. This provision shall similarly apply to successive reclassifications or share exchanges.

(f)        Calculations. All calculations under this Section 11 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(g)       Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 11, the Company at its expense will promptly compute such adjustment in accordance with the terms hereof and prepare a certificate describing in reasonable detail such adjustment and the transactions giving rise thereto, including all facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Investor.

(h)       Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes and publicly approves, or enters into any agreement contemplating or solicits shareholder approval for any Fundamental Transaction or (iii) publicly authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Investor a notice describing the material terms and conditions of such transaction, at least 20 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Investor is given the practical opportunity to convert this Debenture prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

12.       Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Underlying Shares on conversion of this Debenture. If any fraction of an Underlying Share would, except for the provisions of this Section, be issuable upon conversion of this Debenture or payment of interest hereon, the number of Underlying Shares to be issued will be rounded down to the nearest whole share and Company shall pay the Investor a sum in cash equal to the Closing Price multiplied by such fraction.

13.	Call Right.

(a)       Subject to the provisions of this Section 13, if at any time prior to conversion of this Debenture pursuant to Section 5 the Closing Price of the Common Stock is equal to or above $16.00 (as adjusted pursuant to Section 11(a)) (the “Call Price”) for each of 20 consecutive Trading Days, then the Company shall have the right, but not the obligation (the “Call Right”), on at least 30 days’ prior written notice to the Investor to redeem all (but not part) of the unpaid principal balance of this Debenture for which a Conversion Notice has not yet been delivered (the “Call Amount”).

(b)       To exercise this Call Right, the Company shall deliver to the Investor an irrevocable written notice (a “Call Notice”), indicating the Call Amount. The date that the Company delivers the Call Notice to the Investor shall be referred to as the “Call Date.” Within 30 days after receipt of the Call Notice, and provided that the Investor is permitted to convert this Debenture pursuant to Section 5 above, the Investor may convert this Debenture in whole or in part in accordance with Section 5 above. Any portion of the Call Amount that is not exercised by 6:30 p.m. (Central time) on the 30th day following the date of receipt of the Call Notice (the “Redemption Date”) shall be cancelled upon the payment by the Company to the Investor of the Call Amount, plus all accrued but unpaid interest thereon through the date of payment. Any portion of this Debenture to which the Call Notice does not pertain (the “Remaining Portion”) will be unaffected by such Call Notice. The Company covenants and agrees that it will honor any Conversion Notice with respect to the Call Amount that is tendered to the Company from the time of delivery of the Call Notice through and including 6:30 p.m. (Central time) on the Redemption Date.

(c)       Notwithstanding anything to the contrary set forth in this Debenture, the Company may not deliver a Call Notice or require the cancellation of any unexercised Call Amount (and any Call Notice will be void), unless from the beginning of the 20 consecutive Trading Days used to determine whether the Common Stock has achieved the Call Price through the Redemption Date (the “Call Period”) (i) the Company shall have honored in accordance with the terms of this Debenture any Conversion Notice delivered by 6:30 p.m. (Central time) on or prior to the Redemption Date, (ii) all Equity Conditions Are Satisfied, and (iii) the Closing Price of the Company’s Common Stock is equal to or above the Call Price.

14.       Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Conversion Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (Central Time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (Central Time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to 2815 Scott Avenue, St. Louis, Missouri 63103, facsimile: (314) 641-0383, attention Chief Financial Officer, or (ii) if to the Investor, to the address or facsimile number appearing on the Company’s shareholder records or such other address or facsimile number as the Investor may provide to the Company in accordance with this Section.

15.	Miscellaneous.

(a)       This Debenture may not be assigned or transferred without the prior written consent of the Company; provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party, which shall be an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended, and which shall agree in writing to be bound by the terms and conditions of this Debenture without the prior written consent of the Company or the other Investors, after notice duly given by such Investor to the Company, provided, that such Investor shall comply with Section 4 and further provided that no such assignment or obligation shall affect the obligations of such Investor hereunder. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.

(b)       Subject to Section 15(a), above, nothing in this Debenture shall be construed to give to any person or corporation other than the Company and the Investor any legal or equitable right, remedy or cause under this Debenture. This Debenture shall inure to the sole and exclusive benefit of the Company and the Investor.

(c)       All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of Missouri, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings shall be commenced exclusively in the federal courts sitting in St. Louis, Missouri and the state courts sitting in St. Louis County, Missouri (collectively, the “Missouri Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Missouri Courts for any Proceeding, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any Missouri Court or that a Missouri Court is an inconvenient forum for such Proceeding. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding. The prevailing party in a proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

(d)       The headings herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.

(e)       In case any one or more of the provisions of this Debenture shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Debenture shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Debenture.

(f)        No provision of this Debenture may be waived, amended or otherwise modified except in accordance with the requirements set forth in the Purchase Agreement. No waiver of any default with respect to any provision, condition or requirement of this Debenture shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(g)       To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Investor in order to enforce any right or remedy under the Debentures. Notwithstanding any provision to the contrary contained in the Debentures, it is expressly agreed and provided that the total liability of the Company under the Debentures for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Debentures exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Debentures is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate of interest applicable to the Debentures from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Investor with respect to indebtedness evidenced by the Debentures, such excess shall be applied by such Investor to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Investor’s election.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

BAKERS FOOTWEAR GROUP, INC.

By:
Name:
Title:

EXHIBIT A

CONVERSION NOTICE

(To be Executed by the Registered Investor

in order to convert Debentures)

The undersigned hereby elects to convert the principal amount of Debenture indicated below, into shares of Common Stock of Bakers Footwear Group, Inc., as of the date written below. If shares are to be issued in the name of a Person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Investor for any conversion, except for such transfer taxes, if any. All terms used in this notice shall have the meanings set forth in the Debenture. The undersigned hereby confirms that, as of the date hereof: (1) including the shares of Common Stock to be acquired, the undersigned, together with its Affiliates, does not beneficially own more than 19.99% of the outstanding Common Stock as determined pursuant to Section 5(b)(ii) of the Debenture; and (2) that, upon receipt, the shares of Common Stock will not be disposed of except in compliance with applicable federal and state securities laws.

Conversion calculations:
Date to Effect Conversion

Principal amount of Debenture owned prior to conversion

Principal amount of Debenture to be Converted

Principal amount of Debenture remaining after Conversion

Number of shares of Common Stock to be Issued

Applicable Conversion Price

Name of Investor

By:
Name:
Title:

By the delivery of this Conversion Notice the Investor represents and warrants to the Company that its ownership of the Common Stock does not exceed the restrictions set forth in Section 5(b) of the Debenture.

Schedule 1

Bakers Footwear Group, Inc

Convertible Debentures due June 30, 2012

CONVERSION SCHEDULE

This Conversion Schedule reflects conversions made under the above referenced Debentures.

Dated:

Date of Conversion	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion	Applicable Conversion Price

EXHIBIT B

DEBENTURE ASSIGNMENT FORM

FOR VALUE RECEIVED, ______________________________ hereby sells, assigns and transfers to the transferee named below, this Debenture together with all right, title and interest therein. The transferee agrees to be bound by the terms and conditions of this Debenture and agrees that it will not dispose of the shares issuable upon conversion of the Debenture except in compliance with the applicable requirements of the Securities Act of 1933, as amended.

Dated:		[NAME OF DEBENTURE HOLDER]

By:
Signature

Name:
(Please Print)

Address:

TRANSFEREE:

Name:
(Please Print)

Address:

EXHIBIT C

FORM OF REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of the ____ day of June, 2007, by and among Bakers Footwear Group, Inc., a Missouri corporation (the “Company”), and each of the holders of the Debentures (as defined below) set forth on Exhibit A hereto (each a “Securityholder” and, collectively, the “Securityholders”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Subordinated Convertible Debenture Purchase Agreement dated as of June 13, 2007 (the “Purchase Agreement”), by and among the Securityholders and the Company, the Securityholders have purchased Subordinated Convertible Debentures of the Company in the aggregate principal amount of up to $4,000,000 (the “Debentures”), which Debentures are convertible into shares of the Company’s Common Stock; and

WHEREAS, as a condition to closing the transactions contemplated by the Purchase Agreement, the parties agreed to execute and deliver this Agreement setting forth certain rights of the Securityholders with respect to registration under the Securities Act of 1933, as amended, of the shares of Common Stock held by the Securityholders.

NOW, THEREFORE, in consideration of these premises, the covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

ARTICLE 1

Registration of Registrable Securities

1.1       Certain Definitions. For purposes of this Agreement the following terms shall have the following meanings:

(a)       “Act” means the U.S. Securities Act of 1933, as amended, or any successor statute, and the rules and regulations of the Commission issued under the Act.

(b)       “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such Person.

(c)       “Commission” means the U.S. Securities and Exchange Commission, or any other Federal agency then administering the Act.

(d)       “Common Stock” shall mean shares of the Company’s Common Stock, $0.0001 par value per share, and any stock or securities issued with respect to such Common Stock by reason of a stock dividend, stock split, combination of shares, recapitalization, reclassification, merger, consolidation, corporate reorganization or otherwise.

(e)       “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute, and the rules and regulations of the Commission issued under the Exchange Act.

(f)        “Free Writing Prospectus” shall have the meaning ascribed to such term in Rule 405 under the Act.

(g)       “Holder” means (a) the Securityholder, and (b) any other person holding Registrable Securities to whom the registration rights set forth in this Agreement have been transferred pursuant to Section 1.7.

(h)       “Participating Holder” means any Holder of any Registrable Securities included in a registration.

(i)        “Person” means any individual, corporation, partnership, limited liability company, trust or any other incorporated or unincorporated entity or organization of any kind.

(j)        “Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by any Registration Statement and all other amendments and supplements to the prospectus.

(k)       “Register,” “registered” and “registration” refer to a registration effected by preparing and filing a Registration Statement in compliance with the Act and the declaration or ordering of effectiveness of such Registration Statement.

(l)        “Registrable Securities” means shares of Common Stock issuable to the Securityholders upon conversion of the Debentures; provided, however, that Registrable Securities shall cease to be Registrable Securities upon any sale pursuant to a Registration Statement or Section 4(1) of the Act or Rule 144 (or any combination thereof), and provided, further, that, at such times as the entire amount of otherwise Registrable Securities may be sold by the Holder thereof without any volume limitation, including without limitation by reason of aggregation or attribution, pursuant to Rule 144 or any successor rule, such shares shall not be deemed to be Registrable Securities.

(m)      “Registration Expenses” shall mean all reasonable and customary expenses of the Company incident to performance of or compliance with this Agreement, including, without limitation: (i) all Commission, stock exchange or registration and filing fees;

(ii) filings pursuant to the policy of the National Association of Securities Dealers, Inc. with respect to the review of corporate financing; (iii) all fees and expenses incurred in connection with compliance with state securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualification of any of the Registrable Securities and the preparation of a Blue Sky Memorandum); (iv) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, Prospectus, certificates and other documents relating to the performance of and compliance with this Agreement; (v) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges or automated quotation system; and (vi) the fees and disbursements of counsel for the Company, the independent public accountants of the Company and one counsel for the Holders of the Registrable Securities included in such registration. Registration Expenses shall specifically exclude underwriting discounts and commissions relating to the sale or disposition of Registrable Securities by the Holders and transfer and income taxes, if any, relating to the sale or disposition of Registrable Securities by the Holders.

(n)       “Registration Statement” means any registration statement of the Company and any other entity required to be a registrant with respect to such registration statement pursuant to the requirements of the Act, including any Prospectus, and all amendments and supplements to any such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in any such registration statement.

(o)       “Rule 144” means Rule 144 under the Act (or any successor rule that may be adopted by the Commission ).

(p)       “Rule 145” means Rule 145 under the Act (or any successor rule that may be adopted by the Commission ).

(q)       “Rule 415” means Rule 415 under the Act (or any successor rule that may be adopted by the Commission ).

(r)        “Rule 424” means Rule 424 under the Act (or any successor rule that may be adopted by the Commission ).

(s)       “Shelf Registration” means a “shelf” registration statement on an appropriate form pursuant to Rule 415.

(t)        “Underwritten Offering” means an offering in which securities of the Company are sold to an underwriter for reoffering to the public pursuant to an effective Registration Statement under the Act.

1.2	Demand Registrations.

(a)       Requests for Registration. At any time on or after the date hereof, until two years after all of the principal amount of the Debentures ceases to be outstanding, as set forth in this Section 1.2, the Holders of a majority of the Registrable Securities may in writing request registration under the Act of all or part of their Registrable Securities. Each request for registration shall state that it is being made pursuant to this Section 1.2 and shall specify the number of Registrable Securities requested to be registered. Within ten days after such notice has been given, the Company shall give written notice to all other Holders, if any, of such requested registration. Each such Holder shall have the right, by giving written notice to the Company within 30 days after the Company gives its notice, to elect to have included in such registration such of its Registrable Securities as such Holder may request in such notice of election. Upon a request for a Demand Registration, the Company shall use its reasonable best efforts to effect as expeditiously as possible the registration, in accordance with Section 1.4, of all Registrable Securities which the Company has been requested to so register. Each registration requested pursuant to this Section 1.2 is referred to herein as a “Demand Registration.” If the Company notifies the Holders in writing, prior to a request for a Demand Registration from the Holders, of the Company’s intent to register securities with the Commission, and the Company effects a registration in accordance with Section 1.3, the Holders’ request shall be governed by Section 1.3 and shall not constitute a Demand Registration. The parties hereto acknowledge that the Company is a party to other registration rights agreements and similar agreements, and that the Company shall be entitled to register under a Registration Statement any other securities required to be registered pursuant to any other such agreements, including pursuant to “piggy-back” rights granted prior to the date hereof; provided, however, that such inclusion of such securities shall not interfere with the intended plan of distribution of the Investors.

(b)	Limitations on Demand Registrations.

(i)        The Company shall not be required to effect more than two Demand Registrations.

(ii)       If the Board of Directors of the Company, acting in good faith, determines that the registration and distribution of Registrable Securities (or the use of the Registration Statement or related Prospectus) resulting from a Demand Registration would:

(A)      materially and adversely interfere with any previously announced business combination transaction involving the Company; or

(B)      result in the premature disclosure of any material pending financing, acquisition, corporate reorganization or any other corporate development or other events involving the Company or any of its subsidiaries;

then, in either such event, the Company shall promptly give the Holders written notice of such determination. The Company shall thereupon have the right to delay the filing or the effectiveness (but not the preparation) of the Registration Statement for the Demand Registration for a reasonable period of time, but in no event more than 120 days after the date that the request for a Demand Registration was made; provided that in the event of such delay, the Holders of a majority of the Registrable Securities to be included in such Demand Registration will be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration will not count as a Demand Registration, and responsibility for Registration Expenses incurred by the parties prior to such delay shall be allocated in accordance with Section 1.2(e). The Company may not exercise this right to delay a Demand Registration more than once during any period of twelve consecutive months.

(c)       Underwriting Requirements. In connection with any Demand Registration involving an Underwritten Offering, the Company shall (together with all Holders proposing to distribute their securities through such Underwritten Offering) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters of recognized national or regional standing selected for such Underwritten Offering by the Holders of a majority of the Registrable Securities proposed to be sold pursuant to such Demand Registration and reasonably acceptable to the Company. If a Demand Registration is an Underwritten Offering and the representative of the underwriters advises the Holders in writing that marketing or other customary factors, including, but not limited to, the price at which such securities will be sold, require a limitation of the number of Registrable Securities to be included in the registration and Underwritten Offering, then, the number of shares of Common Stock that may be included in an Underwritten Offering shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested to be included in the registration by such Holders. Also, in the event that the underwriter requires a limitation of 10% or more in the number of Registrable Securities to be included in the registration and Underwritten Offering in an offering that would otherwise be pursuant to a Demand Registration, such registration of shares shall not constitute a Demand Registration.

(d)       Expenses of Demand Registration. Except as provided in Section 1.2(e), all Registration Expenses incurred in connection with a Demand Registration shall be borne by the Company. Underwriting discounts and commissions relating to the sale or disposition of Registrable Securities by the Holders and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by the Holders, all shall be borne by the Holders. The cost of preparing all documents incorporated by reference or otherwise required to be prepared in the ordinary course of the Company’s business shall be borne by the Company. Expenses to be borne by the Holders shall be allocated to each Holder in the same proportion as the amount of Registrable Securities owned by such Holder which are included in the Demand Registration bears to the amount of Registrable Securities owned by all Holders which are included in the Demand Registration.

(e)       Withdrawal of Demand Registration. Holders of a majority of the Registrable Securities proposed to be registered in a given Demand Registration may elect to withdraw such Demand Registration at any time prior to registration by giving written notice thereof to the Company. Any Demand Registration so withdrawn shall not constitute a Demand Registration hereunder. The Registration Expenses incurred in any withdrawn Demand Registration shall be borne solely by the Holders, unless (i) the Holders agree to forfeit their right to a Demand Registration, in which case all such Registration Expenses shall be borne by the Company, (ii) the Demand Registration was withdrawn as a result of the election of the Company to delay the registration in accordance with Section 1.2(b), in which case all such Registration Expenses shall be borne by the Company and, in addition, the Company shall pay all of the reasonable fees and disbursements of counsel to the Holders incurred prior to such delay, or (iii) the Company continues to pursue such registration with respect to securities to be sold for the Company’s own account or the account of others, in which case all such Registration Expenses shall be borne by the Company.

1.3       Piggyback Registrations. If the Company proposes to register any of its Common Stock under the Act and the registration form to be used can be used to register the resale of the Common Stock (other than a Registration Statement: (A) on Form S-8 or any successor form relating to securities issuable pursuant to any benefit plan; (B) on Form S-4, or any successor form relating to an exchange offer or relating to a transaction pursuant to Rule 145; or (C) on Form S-3 or any successor form with respect to securities registered in connection with dividend reinvestment plans or similar plans only), the Company shall, each such time until two years after all of the principal amount of the Debentures ceases to be outstanding, promptly give the Holders written notice of such determination to effect such a registration not later than 30 days prior to the anticipated date of initial filing with the Commission of the Registration Statement. Upon the written request of any of the Holders given within 20 days after the date that the Company gives its notice, as part of the registration to which such notice relates, the Company shall use its reasonable best efforts to effect as expeditiously as possible the registration of all Registrable Securities that the Holders have requested to be registered.

(a)       Underwritten Offerings. If the registration of which the Company gives notice is for an Underwritten Offering, then the Company shall so advise the Holders as a part of such written notice. In such event, the right of the Holders to registration pursuant to this Section shall be conditioned upon the Holders’ agreeing to participate in such Underwritten Offering upon the terms and condition as shall be negotiated by the Company, and the inclusion of the Registrable Securities in the Underwritten Offering to the extent provided herein. The Holders proposing to distribute securities through such Underwritten Offering shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Underwritten Offering by the Company. Notwithstanding any other provisions of this Section, if the underwriter determines in writing, in its sole and absolute discretion, that marketing or other customary factors, including the price at which such securities will be sold, require a limitation of the number of shares to be underwritten, then the underwriter may exclude some or all Registrable Securities from such registration and Underwritten Offering in accordance with the provisions of this Section. The Company shall so advise the Holders distributing securities through such Underwritten Offering, and the number of Registrable Securities that may be included in the registration and Underwritten Offering on behalf of the Holders shall be allocated among the Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities which the Holders requested to be included in the registration. If the Holders disapprove of the terms of any such Underwritten Offering, then the Holders may elect to withdraw therefrom by giving written notice to the Company and the underwriter. Any securities so excluded or withdrawn from such Underwritten Offering shall be withdrawn from such registration.

(b)       Expenses of Piggyback Registrations. In the case of any registration effected pursuant to this Section 1.3, all Registration Expenses incurred in connection therewith shall be borne by the Company, except that Underwriting discounts and commissions relating to the sale or disposition of Registrable Securities by the Holders and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by the Holders, all shall be borne by the Holders. The cost of preparing all documents incorporated by reference or otherwise required to be prepared in the ordinary course of the Company’s business shall be borne by the Company. Expenses to be borne by the Holders shall be allocated to each Holder in the same proportion which the Registrable Securities owned by such Holder which are included in the registration bears to the Registrable Securities owned by all Holders which are included in the registration.

1.4       Registration Procedures. If and whenever the Company shall be required to use its reasonable best efforts to effect or cause the registration of any Registrable Securities under the Act as provided in this Agreement, the Company shall (and, with respect only to Sections 1.4(l) and 1.4(m), the Holders shall) as expeditiously as reasonably possible:

(a)       prepare and file with the Commission a Registration Statement with respect to such Registrable Securities on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the methods of distribution thereof intended by the Holders participating in such registration, and use its reasonable best efforts to cause such Registration Statement to become and remain effective;

(b)       prepare and file with the Commission amendments and post-effective amendments to such Registration Statement and such amendments and supplements to the Prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration or as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Act for a Shelf Registration (if available) if requested by the Holders of a majority of the Registrable Securities to be included in such registration, or otherwise necessary to keep such Registration Statement effective to permit the methods of distribution intended by the Holders participating in such registration for at least 60 days and cause the Prospectus as so supplemented to be filed pursuant to Rule 424, and to otherwise comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement in the manner reasonably requested by the Holders of a majority of the Registrable Securities to be included in such registration until the earlier of (x) such time as all of the Registrable Securities have been disposed of in accordance with the intended methods of disposition, and (y) the expiration of six months after the effective date of such Registration Statement (it being understood that the Company at its option may determine to maintain such effectiveness for a longer period, whether pursuant to a Shelf Registration or otherwise); provided, however, that a reasonable time before filing a Registration Statement or Prospectus, or any amendments or supplements thereto (other than reports required to be filed by it under the Exchange Act), the Company shall furnish to the Participating Holders, the managing underwriter, if any, and their respective counsel for review and comment, copies of all documents proposed to be filed;

(c)       furnish to the Participating Holders and to any underwriter in connection with an Underwritten Offering such number of conformed copies of such Registration Statement and of each amendment and post-effective amendment thereto (in each case including all exhibits) and such number of copies of any preliminary Prospectus, Prospectus or Prospectus supplement and such other documents as the Participating Holders or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by the Participating Holders or underwriters (the Company hereby consenting to the use (subject to the limitations set forth in Section 1.4(h) hereof) of the Prospectus or any amendment or supplement thereto in connection with such disposition);

(d)       use its reasonable best efforts to register or qualify the sale of such Registrable Securities covered by such Registration Statement under such other securities or “blue sky” laws of such jurisdictions as the Participating Holders shall reasonably request, except that the Company shall not for any such purpose be required to (i) qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 1.4(d), it would not be obligated to be so qualified, (ii) subject itself to taxation in any such jurisdiction, or (iii) to consent to general service of process in any such jurisdiction;

(e)       enter into an underwriting agreement in customary form as reasonably requested by Holders;

(f)        cause the Company’s counsel and independent accountants to deliver to the underwriters opinions and comfort letters in customary form as required by any underwriting agreement entered into by the Holders and the Company;

(g)       participate in “road shows” and similar presentations as reasonably requested by the underwriters;

(h)       notify the Participating Holders, at any time when a Prospectus relating thereto is required to be delivered under the Act within the appropriate period mentioned in Section 1.4(b) hereof, of the Company’s becoming aware that the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, at the request of any Participating Holder, prepare and furnish to such Participating Holder a reasonable number of copies of an amendment or supplement to such Registration Statement or related Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(i)	notify the Participating Holders as soon as reasonably possible:

(i)        when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

(ii)       of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information;

(iii)      of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing the use of a related Prospectus, or the initiation (or any overt threats) of any proceedings for such purposes; and

(iv)      of the receipt by the Company of any written notification of the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation (or overt threats) of any proceeding for that purpose;

(j)        use its reasonable best efforts to cause all such Registrable Securities to be listed on The Nasdaq Stock Market or any other national securities exchange or automated quotation system on which the class of Registrable Securities being registered is then listed, if such Registrable Securities are not already so listed;

(k)       in the event of the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in the Registration Statement for sale in any jurisdiction, the Company shall use all commercially reasonable efforts promptly to obtain its withdrawal;

(l)        the Participating Holders shall reasonably promptly furnish the Company with such information regarding the Participating Holders and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing; and

(m)      the Participating Holders shall, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 1.4(h) hereof or the commencement of any Black-Out Period (as defined herein), forthwith discontinue disposition of Registrable Securities pursuant to the Prospectus or Registration Statement covering such Registrable Securities until otherwise notified by the Company or until the Participating Holders shall have received copies of the supplemented or amended Prospectus contemplated by Section 1.4(h) hereof, and, if reasonably so directed by the Company, the Participating Holders shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in the Participating Holders’ possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. Each Participating Holding acknowledges and agrees that it will comply with any prospectus delivery requirements of the Act as applicable to it in connection with sales of Registrable Securities.

1.5       Lock-Up Period Agreement. In consideration for the Company agreeing to its obligations under this Agreement, the Holders agree in connection with any registration of the Company’s securities (other than pursuant to a Registration Statement (A) on Form S-8 or any successor form relating to securities issuable pursuant to any benefit plan; (B) on Form S-4, or any successor form relating to an exchange offer or relating to a transaction pursuant to Rule 145 under the Act; or (C) on Form S-3 or any successor form with respect to securities registered in connection with dividend reinvestment plans and similar plans only) and provided that (A) all officers and directors of the Company and all other persons with registration rights enter into similar agreements, and (B) nothing contained herein shall prohibit any holder of Registrable Securities from transferring any Common Stock to a trust established for estate planning purposes so long as the trust executes a similar undertaking, that, upon the request of the underwriters managing any underwritten offering of the Company’s securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of the Common Stock (other than those included in the registration) without the prior written consent of such underwriters for up to 180 days after the effective date of such registration. Notwithstanding anything to the contrary set forth herein, the terms of this Section 1.5 may not be amended or modified, directly or indirectly, without the express written consent of each Holder of Registrable Securities detrimentally affected by such amendment or modification and any such amendment or modification made without such Holder’s consent shall not be applicable to that Holder.

1.6       Rule 144 Reporting. With a view toward making available to the Holders the benefits of certain rules and regulations of the Commission that may permit the sale of the Common Stock to the public without registration, the Company agrees to use its reasonable best efforts to:

(a)       make and keep current public information available, within the meaning of Rule 144 or any similar or analogous rule promulgated under the Act until the earlier of: (A) six months after such date as all of the Registrable Securities may be resold pursuant to Rule 144(k) or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been resold;

(b)       file with the Commission, in a timely manner, all reports and other documents required of the Company under the Act and the Exchange Act; and

(c)       so long as any party hereto owns any Registrable Securities, furnish to such party forthwith upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Act and the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as such party may reasonably request in availing itself of any rule or regulation of the Commission allowing it to sell any such securities without registration.

1.7       Transfer of Registration Rights. The provisions of this Agreement shall be binding upon and inure to the benefit of the Investors and their respective successors and assigns.

This Agreement may not be assigned by any Investor (whether by operation of law or otherwise) without the prior written consent of the Company, provided, however, that the any Investor may transfer or assign, in whole or from time to time in part, to one or more persons, which shall be an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended under the 1933 Act, and which shall agree in writing to be bound by the terms and conditions of this Agreement, an executed counterpart of which shall be furnished to the Company, its rights hereunder in connection with the transfer of Registrable Securities by such Investor to such person, provided that such Investor complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Required Investors, provided, however, that the Company may assign its rights and delegate its duties hereunder to any surviving or successor corporation in connection with a merger or consolidation of the Company with another corporation, or a sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation, without the prior written consent of the Required Investors, after notice duly given by the Company to each Investor.

1.8       Black-Out Period. Notwithstanding anything to contrary herein, for not more than thirty (30) consecutive days or for a total of not more than 60 days in any 12-month period, the Company may delay, suspend the use of, or withdraw any Registration Statement or qualification of Registrable Securities if the Company in good faith determines that any such Registration Statement, or the use thereof, would materially and adversely affect any material corporate event or would otherwise require disclosure of nonpublic information which the Company determines, in its reasonable judgment, is not in the best interests of the Company at such time, or, in the Company’s discretion, if the Company determines that an event described in Section 1.4(h) has occurred (a “Black-Out Period”); provided, that the Company shall promptly (a) notify the Investors in writing of the existence of (but in no event, without the prior written consent of an Investor, shall the Company disclose to such Investor any of the facts or circumstances regarding) a Black-Out Period, (b) advise the Investors in writing to cease all sales under the Registration Statement until the end of the Black-Out Period and (c) use commercially reasonable efforts to terminate a Black-Out Period as promptly as practicable.

1.9       Confidentiality. No Investor may use any confidential information received by it pursuant to this Agreement or the Purchase Agreement (including notices pursuant to Section 1.8 or 1.4(h) hereof) in violation of the Securities Exchange Act of 1934 or other applicable state or federal securities law or reproduce, disclose, or disseminate such information to any other person (other than his or her attorneys, agents and representatives having a need to know, and then only if they expressly agree to be bound hereby), unless such information has been made available to the public generally (other than by such recipient in violation hereof) or such recipient is required to disclose such information by a governmental body or regulatory agency or by law in connection with a transaction that is not otherwise prohibited hereby, and then only after reasonable notice to the Company and it has been provided an opportunity to object to such disclosure, with the reasonable cooperation and assistance of such Investor. Each Investor at the Company’s expense agrees to comply with the Securities Act of 1933 and other applicable laws in connection with the offer or sale of any Registrable Securities. The obligations in this Section 1.9 shall survive the expiration or termination of this Agreement for a period of two years.

ARTICLE 2

Indemnification

2.1       General Indemnification. In connection with any registration or qualification of the Registrable Securities under this Agreement, (i) the Company shall indemnify and hold harmless each of the Holders, including but not limited to each Person, if any, who controls a Holder within the meaning of Section 15 of the Act, against all losses, claims, damages, liabilities and expenses (including but not limited to reasonable expenses incurred in investigating, preparing and defending against any claim) to which a Holder or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as the same arise out of or are based upon or are caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or Free Writing Prospectus furnished pursuant to this Agreement or insofar as the same arise out of or are based upon or are caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are ultimately determined to have arisen out of or were based upon or were caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon written information furnished to the Company by or on behalf of any Holder or any such control person for inclusion in any Registration Statement, Prospectus (and any amendments or supplements thereto) or Free Writing Prospectus, or to the extent that such information relates to such Investor or such Investor’s proposed method of distribution of Registrable Securities and was reviewed and approved by such Investor for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto, or in the case of an occurrence of a Black Out Period or of an event of the type specified in Section 1.4(h), the use by such Investor of an outdated or defective Prospectus after the Company has notified such Investor in writing that the Prospectus is outdated or defective and prior to the receipt by such Investor of an amended or supplemented Prospectus, but only if and to the extent that following the receipt of such amended or supplemented Prospectus the misstatement or omission giving rise to such liability would have been corrected, and (ii) each Holder, severally and not jointly, shall indemnify the Company, its affiliates, any person who signed any Registration Statement, and their respective officers, directors and control persons against all such losses, claims, damages, liabilities and expenses (including but not limited to reasonable expenses incurred in investigating, preparing and defending against any claim) insofar as the same are ultimately determined to have arisen out of or were based upon or were caused by any such untrue statement or alleged untrue statement or any such omission or alleged omission based upon written information furnished to the Company by or on behalf of such Holder or any such control person for the inclusion in any Registration Statement, Prospectus (and any amendments or supplements thereto) or Free Writing Prospectus, or to the extent that such information relates to such Investor or such Investor’s proposed method of distribution of Registrable Securities and was reviewed and approved by such Investor for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto, or in the case of an occurrence of a Black Out Period or of an event of the type specified in Section 1.4(h), the use by such Investor of an outdated or defective Prospectus after the Company has notified such Investor in writing that the Prospectus is outdated or defective and prior to the receipt by such Investor of an amended or supplemented Prospectus, but only if and to the extent that following the receipt of such amended or supplemented Prospectus the misstatement or omission giving rise to such liability would have been corrected.

2.2       Notice of, and Procedures for, Collecting Indemnification.  Promptly upon receipt by a party indemnified under this Agreement of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Agreement, such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may have to any indemnified party under this Agreement unless such failure shall materially and adversely affect the defense of such action. In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable expenses incurred in investigating, preparing and defending against any claim) shall be paid by the indemnified party unless (a) the indemnifying party agrees to pay the same, (b) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party), or (c) the named parties to any such action (including any impleaded parties) have been advised by such counsel that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party). In the event that either of the circumstances described in clauses (b) and (c) of the sentence immediately preceding shall occur, the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of any such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. No indemnifying party shall be liable for any settlement entered into without its consent, which consent shall not be unreasonably withheld or delayed.

2.3       Contribution. If the indemnification provided for in this Article 2 is unavailable to an indemnified party under paragraphs (a) and (b) hereof, other than as expressly set forth above, in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims or damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holder(s) on the other hand from the offering of the

Registrable Securities, and any other securities included in the Registration Statement which gave rise to such losses, claims, damages, liabilities or expenses, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Holder(s) on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Holder(s) on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bears to the total net proceeds from the offering (before deducting expenses) received by the Investor(s), in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company on the one hand and the Holder(s) on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holder(s) and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

ARTICLE 3

Miscellaneous

3.1       Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be given to such party at its address, telecopier number set forth on the signature page hereof, or such other address or telecopier number as such party may hereinafter specify for the purpose. Each such notice, request or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 3.1 and the transmitting telecopier or computer receives confirmation of delivery, (b) if given by overnight air courier, on the next business day after the date of shipment, or (c) if given by any other means, when delivered at the address referred to in, or specified by such party pursuant to, this Section 3.1.

3.2       Amendment and Waiver. Subject to the last sentence of Section 3.4 and except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the Holders of a majority of the Registrable Securities.

3.3       Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

3.4       Binding on Successors and Assigns. Except as set forth in Section 1.7, no party may assign any of its rights or delegate any of its duties under this Agreement without the prior consent of the other party. This Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the parties hereto and their respective successors and permitted assigns in accordance with the terms hereof. Additional persons may join in this Agreement as Security holders to the extent provided in Section 1.4 of the Purchase Agreement.

3.5       Headings. The headings in the sections and subsections of this Agreement are inserted for convenience only and in no way alter, amend, modify, limit or restrict the contractual obligations of the parties.

3.6       Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

3.7       Entire Agreement; Law Governing. All prior negotiations and agreements between the parties hereto are superseded by this Agreement, and there are no representations, warranties, understandings or agreements other than those expressly set forth herein, except as modified in writing concurrently herewith or subsequent hereto. This Agreement shall be governed by and construed and interpreted according to the internal laws of the State of Missouri, determined without reference to conflicts of law principles.

* * *

SIGNATURE PAGE

TO

REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

BAKERS FOOTWEAR GROUP, INC.

By	_________________________________
Name: Peter A. Edison
Title: Chairman and Chief Executive Officer

Address:	2815 Scott Avenue
St. Louis, Missouri 63103

Fax Number: (314) 641-0390

SIGNATURE PAGE

TO

REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

SECURITYHOLDER:

MISSISSIPPI VALLEY CAPITAL, LLC

By:_____________________________

Scott D. Fesler, Manager

Address:	__________________
__________________

Fax Number:

SIGNATURE PAGE

TO

REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

SECURITYHOLDER:

_________________________________

Julian I. Edison

Address:	__________________
__________________

Fax Number:

SIGNATURE PAGE

TO

REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

SECURITYHOLDER:

BEATRICE C. EDISON IRREVOCABLE TRUST F/B/O BERNARD A. EDISON

By:_________________________________

Bernard A. Edison
Co-Trustee
Beatrice C. Edison Irrevocable Trust F/B/O
Bernard A. Edison

By:__________________________________

Marilyn Sue Edison
Co-Trustee
Beatrice C. Edison Irrevocable Trust F/B/O
Bernard A. Edison

Address:	__________________
__________________

Fax Number:

SIGNATURE PAGE

TO

REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

SECURITYHOLDER:

ANDREW N. BAUR REVOCABLE TRUST

______________________________________

Name:_________________________________

Title:__________________________________

Address:	__________________
__________________

Fax Number:

SIGNATURE PAGE

TO

REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

SECURITYHOLDER:

_____________________________________

Scott C. Schnuck

Address:	__________________
__________________

Fax Number:

SIGNATURE PAGE

TO

REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

SECURITYHOLDER:

LOUIS N. GOLDRING REVOCABLE TRUST DTD 4/15/97

By:__________________________________

Louis N. Goldring, Trustee

Address:	__________________
__________________

Fax Number:

SIGNATURE PAGE

TO

REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

SECURITYHOLDER:

LINN H. BEALKE REVOCABLE TRUST

_____________________________________

Name:________________________________

Title:_________________________________

Address:	__________________
__________________

Fax Number:

EXHIBIT A

Securityholders

Andrew N. Baur Revocable Trust

Mississippi Valley Capital, LLC

Beatrice C. Edison Irrevocable Trust F/B/O Bernard A. Edison

Julian I. Edison

Scott C. Schnuck

Linn H. Bealke Revocable Trust

Louis N. Goldring Revocable Trust Dtd. 4/15/97